UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Stem, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

100 California St., 14th Floor, San Francisco, California 94111
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2024
To our Stockholders:

Stem, Inc. (the “Company”) will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 29, 2024, beginning at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast. Please visit www.proxydocs.com/STEM for more details, including instructions on how to register to attend the virtual Annual Meeting. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)to elect the three Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”);
(2)to approve the Stem, Inc. 2024 Equity Incentive Plan (“Proposal 2”);
(3)to approve, on an advisory basis, the compensation of our named executive officers (“Proposal 3”);
(4)to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 4”);

(5)to approve an amendment and restatement of our Certificate of Incorporation to provide for officer exculpation (“Proposal 5” or the “Officer Exculpation Amendment”); and
(6)to transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors (the “Board”) has fixed April 5, 2024 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. We believe that holding the Annual Meeting online via a live audio webcast expands stockholder access, improves communications, and lowers our costs while reducing the environmental impact of the meeting. Stockholders will be able to listen to the Annual Meeting live online, submit questions and vote their shares virtually.

By Order of the Board of Directors,

Saul R. Laureles
Chief Legal Officer and Corporate Secretary

San Francisco, California
April 19, 2024
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.
i

PROXY OVERVIEW
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 29, 2024

“Thank you for being a Stem stockholder. No matter how large or small your holdings, your vote is important to us. We encourage you to vote in accordance with the Board’s recommendations.” —John Carrington, CEO and Director

Voting Roadmap

Voting Items	Board’s Voting Recommendation	More Information Beginning on Page

1.Election of three Class III director nominees to serve 3-year terms •David Buzby •John Carrington •Michael C. Morgan	FOR (each nominee)	6

2.Approval of the Stem, Inc. 2024 Equity Incentive Plan	FOR	16

3.Advisory approval of the compensation of our named executive officers	FOR	24

4.Ratification of Deloitte & Touche as our independent auditor for 2024	FOR	25

5.Approval of an amendment and restatement of our Certificate of Incorporation to provide for officer exculpation	FOR	27

LEGAL MATTERS
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on May 29, 2024. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxydocs.com/STEM.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks. Trademarks of Stem, Inc. include Stem, Athena, and PowerTrack. Other names and brands may be claimed as the property of others.
Company References. Unless the context otherwise requires, references in the Proxy Statement to “Stem,” “we,” “us,” “our,” or the “Company” refer to Stem, Inc. and its consolidated subsidiaries. The Company was originally known as Star Peak Energy Transition Corp. (“STPK”). On April 28, 2021, we merged with an affiliate of STPK (the “Merger”).

100 California St., 14th Floor, San Francisco, California 94111
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by our Board for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually on May 29, 2024 at 10:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are expected to be first made available to our stockholders on or about April 19, 2024.
Why Did I Receive a Notice of Internet Availability?
Pursuant to SEC rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials, and how to vote your shares.
Why Are We Holding a Virtual Annual Meeting?
We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications, and lowers our costs, while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on April 5, 2024 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 161,526,782 shares of our common stock were issued and outstanding.
What Is the Difference between Holding Shares of Common Stock as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian
If your shares of common stock are held by a broker, fiduciary, or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary, or custodian.

How Can I Participate in the Virtual Annual Meeting?
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 5, 2024, the Record Date, may attend and participate in the virtual Annual Meeting, including to vote and ask questions. Because the Annual Meeting is solely virtual, you will not be able to attend the Annual Meeting physically in person. To attend the Annual Meeting virtually, visit www.proxydocs.com/STEM to register for the meeting by entering the control number found on your proxy card or Notice and following the instructions on the website.

If you are the beneficial owner of shares held of record (i.e. in “street name”) by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow those instructions in order to instruct your broker, bank or other nominee to vote your shares. The availability of internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.

If you are the stockholder of record, you may vote and ask questions at the meeting by logging on to the meeting website at www.proxydocs.com/STEM, enter the control number found on your proxy card or Notice, and follow the instructions on the website.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then. We encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What Am I Voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)to elect the three Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”);
(2)to approve the Stem, Inc. 2024 Equity Incentive Plan (“Proposal 2”);

(3)to approve, on an advisory basis, the compensation of our named executive officers (“Proposal 3”)
(4)to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 4”);

(5)to approve an amendment and restatement of our Certificate of Incorporation to provide for officer exculpation (“Proposal 5” or the “Officer Exculpation Amendment”); and
(6)to transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2, 3, 4, and 5.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?
Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet at www.proxypush.com/STEM or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone at 1-866-892-1550. Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If you are the beneficial owner, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. You may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What Happens If I Do Not Vote?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary, or custodian how to vote your shares, your broker, fiduciary, or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary, or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian
If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary, or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)you may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)you may submit new proxy instructions via telephone or the Internet;
(3)you may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)you may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary, or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary, or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by a representative of Mediant, who has been appointed as the independent Inspector of Elections for the Annual Meeting.
Proposal 1: Election of Directors
A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the proposal and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Approval of the Stem, Inc. 2024 Equity Incentive Plan.
The affirmative vote of at least a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the approval of the Stem, Inc. 2024 Equity Incentive Plan. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.
Proposal 3: Advisory Approval of Named Executive Officer Compensation
The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the advisory approval of named executive officer compensation. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.
Proposal 4: Ratification of Independent Auditor Selection
The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 5: Approval of an Amendment and Restatement of our Certificate of Incorporation to Provide for Officer Exculpation

The affirmative vote of at least 66 ⅔% of the shares of common stock outstanding and entitled to vote thereon is required for the approval of this amendment to the Certificate of Incorporation. Abstentions and broker non-votes, if any, will have the same effect as a vote “against” the proposal.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing, and mailing of the proxy materials. We have retained D.F. King & Co., Inc. and its affiliate to assist in the solicitation of proxies for a fee estimated at $5,000 plus reasonable expenses. Our employees, officers, and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services. We may also reimburse brokers, fiduciaries, or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. We will disclose final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board is currently divided into three classes, with members of each class holding office for staggered three-year terms.
There are currently three Class III directors who are up for election at the Annual Meeting to serve for a term expiring at the 2027 Annual Meeting of Stockholders; two Class I directors, whose terms expire at the 2025 Annual Meeting of Stockholders; and three Class II directors, whose terms expire at the 2026 Annual Meeting of Stockholders, in all cases until their successors have been duly elected and qualified or until the earlier of their resignation or removal.
Our Board has nominated David Buzby, John Carrington and Michael C. Morgan for election as Class III directors. They have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as will be designated by our Board, or the Board may decrease the size of the Board.
Information Regarding Director Nominees and Continuing Directors
Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating, Governance and Sustainability Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of April 19)	Position
David Buzby (2)	III	64	Independent Chairman of the Board
John Carrington	III	57	Chief Executive Officer and Director
Ira Birns (1)	II	61	Independent Director
Adam E. Daley (1)	II	47	Independent Director
Michael C. Morgan (2)	III	55	Independent Director
Anil Tammineedi (1),(3)	II	47	Independent Director
Laura D’Andrea Tyson (3)	I	76	Independent Director
Jane Woodward (2),(3)	I	64	Independent Director
Gerard Cunningham	I	60	Independent Director
_______________
(1)Member of the Audit Committee.
(2)Member of the Compensation Committee.
(3)Member of the Nominating Committee.

Class III Director Nominees
DAVID BUZBY INDEPENDENT CHAIRMAN OF THE BOARD MEMBER, COMPENSATION COMMITTEE
PROFILE	CAREER HIGHLIGHTS
Mr. Buzby has served as a member of our Board since the closing of our IPO in April 2021, and served on the Legacy Stem board of directors from April 2010 until our IPO. In April 2021 he was appointed Chairman of our Board.

Mr. Buzby is qualified to serve as a director due to his extensive experience in the climate transition sector and as a director on the boards of other public companies.

Chairman of Wondrall Group Ltd., a UK-based developer of integrated software and hardware systems designed to reduce energy costs and create net-zero homes, 2023 – present
Investment Advisory Committee Member at the PRIME Coalition, a 501(c)(3) charity focused on accelerating climate technology, 2016 – 2022
Founding Investor and CEO of Bright Plain Renewable Energy, LLC, a company focused on the acquisition and management of solar projects, 2011 – 2016

Founding Investor & Director of SunRun Inc. (Nasdaq: RUN), North America’s leading residential solar energy company, 2008 – 2012
Founding Investor, Chairman and CEO of SunEdison, Inc (formerly NYSE: SUNE), until its sale in 2009. North America’s leading commercial and utility scale solar energy company, 2004 – 2009
Founding Investor & Director of Valueclick, Inc. (formerly Nasdaq: CNVR), an online marketing company, 1998 – 2014
Founding Investor, Director, & Chief Financial Officer of Best Internet, a shared server web hosting company, 1995 – 1999

OTHER COMPANY BOARDS

Public Companies:
Spring Valley Acquisition Corp. II (Nasdaq: SVIIU), a special purpose acquisition company focused on sustainability, 2022 – present
Climate Transition Capital Acquisition (AEX: CTCA 1), 2021 – 2023

Private Companies:
Leading Edge Equipment Technologies, a developer of solar panel technology, 2017 – 2023
Cambrian Innovation Inc., a provider of wastewater treatment and resource recovery solutions, 2016 – 2020

EDUCATION
BA, Middlebury College MBA, Harvard Business School

JOHN CARRINGTON CHIEF EXECUTIVE OFFICER AND DIRECTOR
PROFILE	CAREER HIGHLIGHTS
Mr. Carrington has served as our Chief Executive Officer and a member of our Board since the closing of our initial public offering in April 2021, and was our Chief Executive Officer and a member of the board of directors of Legacy Stem from December 2013 until our IPO. Mr. Carrington leads the energy storage and analytics movement at the Company.

Mr. Carrington is qualified to serve as a director due to his extensive executive experience in the energy, technology, and industrials sectors spanning over 25 years. Additionally, as CEO of Stem, he possesses a deep knowledge of our business operations, financial strategy, and operational strategy, as well as the industry, all of which enhance his contributions to our Board.

The Board believes that Mr. Carrington’s service as the Company’s Chief Executive Officer is an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of his perspectives on the Company’s business and operations.
CEO of Stem, Inc., 2013 – present

CEO & Director of MiaSolé, a leading developer of copper indium gallium selenide (CIGS) thin-film photovoltaic products, 2011 – 2013

Executive Vice President of Marketing & Business Development of First Solar, a provider of photovoltaic solar solutions, April 2008 – December 2009

General Manager & Chief Marketing Officer of GE Plastics, a subsidiary of General Electric Company, 1991 – 2008

EDUCATION
BS, Economics, University of Colorado

MICHAEL C. MORGAN INDEPENDENT DIRECTOR CHAIR, COMPENSATION COMMITTEE
PROFILE	CAREER HIGHLIGHTS
Mr. Morgan has served as a member of our Board since the closing of our IPO in April 2021, and he served as the chairman of the board of directors of STPK from August 2020 until our IPO.
Mr. Morgan is qualified to serve as a director due to his extensive experience in the energy infrastructure and clean energy sectors, corporate finance, capital markets and M&A, and corporate development and strategy, as well as his extensive experience as a director on other public company boards.

President & CEO of Portcullis Partners, LP, a private investment partnership and limited partner of Triangle Peak Partners, 2004 – present
Triangle Peak Partners, LP, a multi-strategy asset management firm focused on venture capital and growth equity
•    CEO, 2008 – 2022
•    Chairman, 2008 – present
Kinder Morgan, Inc. (NYSE: KMI), one of the largest energy infrastructure companies in North America
•    Lead Director, 2011 – present
•    President, 2001 – 2004
•    Head of Corporate Development, 1997 – 2001
Co-Chair at Precourt Energy Institute Advisory Council, 2014 – present

OTHER COMPANY BOARDS

Sunnova Energy International, Inc. (NYSE: NOVA), a solar company, 2015 – present
Kinder Morgan, Inc. (NYSE: KMI), an energy infrastructure company, 2003 – present
Star Peak Corp. II (formerly NYSE: STPC), merged with Benson Hill, a sustainable food technology company, January 2021 – September 2021

EDUCATION
BA, Economics, Stanford University MA, Sociology, Stanford University MBA, Harvard Business School

Required Vote

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, will not be counted as votes cast on this proposal and will have no effect on the outcome of the election.

Recommendation of the Board

The Board recommends a vote “FOR” the election of each Class III director nominee set forth above.

Class I Directors Continuing in Office

LAURA D’ANDREA TYSON INDEPENDENT DIRECTOR CHAIR, NOMINATING COMMITTEE
PROFILE	CAREER HIGHLIGHTS
Dr. Tyson has been a member of our Board since the closing of our IPO in April 2021. Dr. Tyson is qualified to serve as a director due to her extensive experience in public company board and governance, technology and energy industries, economics and public policy, advisory in various business and political arenas, and her accomplishment at the highest levels of government service.

Dr. Tyson was a member of President Clinton's cabinet from 1993 to 1996 and was the first woman to serve in the positions of Chair of the President's Council of Economic Advisors, from 1993 to 1995, and Director of the White House National Economic Council, from 1995 to 1996.

She is a regular opinion columnist for Project Syndicate, an international media group that publishes on its website and in numerous print publications around the world.

Dr. Tyson has held numerous advisory roles, such as Senior Advisor to the Rock Creek Group since 2009 and to APAX Partners since 2021. She is a Senior External Advisor to the McKinsey Global Institute and an Advisory Board member at the Morgan Stanley Institute for Sustainable Investing. Dr. Tyson was a member of the Commission d'experts sur les grands dѐfis ѐconomiques for French President Emmanuel Macron from 2020-2021. She has served as an advisory board member of Generation Investment Management since 2005, and Angeleno Group since 2019. She is the co-chair of the California Governor's Council of Economic Advisors. Other government roles include membership on the US President's Council of Advisors on Science and Technology (Semiconductor Working Group) from 2016 to 2017, US Department of State Foreign Affairs Policy Board (2011 to 2013); President Obama’s Council on Jobs from 2011 to 2013, and the US President's Economic Recovery Advisory Board from 2009 to 2011.

University of California, Berkeley
•Distinguished Professor of the Graduate School and Professor Emeritus of the Haas School of Business, 2016 – present
•Faculty Director and Interim Faculty Director of the Haas School’s Institute for Business and Social Impact, 2013 – 2020
•Ex-Officio Board Member, Haas School of Business, 2020 – present
•Interim Dean of the Haas School of Business, July 2018 – December 2018
•Professor of Business Administration and Economics at the Haas School of Business, 1992 – 2016
•Dean of the Haas School of Business, 1998 – 2001
•Chair of the Board of Trustees and a Steering Committee Member of the Blum Center for Developing Economies, 2006 – present
•Dean of the London Business School, University of London, 2002 – 2006

OTHER PUBLIC COMPANY BOARDS
Silver Springs Networks, Inc. (NYSE: SSNI), 2009 – 2018 AT&T Inc. (NYSE: T), 1999 – 2020 CBRE Group, Inc. (NYSE: CBRE), 2010 – April 2022 Morgan Stanley (NYSE: MS), 1997 – 2016
EDUCATION
BA, Economics, Smith College Ph.D., Economics, Massachusetts Institute of Technology

JANE WOODWARD INDEPENDENT DIRECTOR MEMBER, COMPENSATION COMMITTEE AND NOMINATING COMMITTEE
PROFILE	CAREER HIGHLIGHTS
Ms. Woodward has served as a member of our Board since the closing of our IPO in April 2021.

Ms. Woodward is qualified to serve as a director due to her extensive private sector experience in numerous areas within the energy and renewables industries, as well as three decades of energy-related teaching experience. Prior to founding MAP and teaching at Stanford, Ms. Woodward worked as an exploration geologist with ARCO Exploration Company and later as a petroleum engineering consultant to Stanford University's endowment.

Managing Partner of WovenEarth, a fund of funds focused on early-stage venture and niche project development, 2022 – present
Founding Partner of MAP Energy, LLC, a firm focusing on energy investing and manages one the largest private mineral portfolios in the U.S., 1986 – present
Adjunct Professor of Civil & Environmental Engineering at Stanford University, where she has taught energy classes for more than 30 years, 1991 – present
Member of Precourt Institute for Energy Advisory Council at Stanford University, an institute that seeks to help the creativity, collaboration, learning, and leadership needed for the global energy transformation, 2006 – present

OTHER COMPANY BOARDS

Public Companies:
None

Private Companies:
Ambient Fuels, a green hydrogen project developer, 2022 – present
Fervo Energy, an enhanced geothermal project developer, 2021 – present
Project Canary, an emissions intelligence data platform, 2021 – present

EDUCATION
BA, Geological Sciences, University of California, Santa Barbara MS, Applied Earth Science, Stanford University MBA, Stanford University

GERARD CUNNINGHAM INDEPENDENT DIRECTOR
PROFILE	CAREER HIGHLIGHTS
Mr. Cunningham has served as a member of our Board since April 2024 upon appointment by the Board.

Mr. Cunningham is qualified to serve as a director due to his extensive expertise spanning climate technology, software services (SaaS), and artificial intelligence. His background as a technology entrepreneur and co-head of McKinsey’s cleantech consulting team uniquely positions him to contribute valuable insights and strategic guidance to our Board.

Partner at McKinsey & Company, a multinational strategy and management consulting firm, 2019 – April 2024, where he co-founded its global clean technology practice and launched its AI for Sustainability service line
Founder and CEO at Winistry, an AI-powered web and mobile hyper-personalization platform, 2016 – 2019
Founder and CEO at Koolbit, an AI-powered mobile game-as-a-service studio, 2011 – 2016
Board Member at Kabam, an AI-driven mobile game-as-a-service studio, 2009 – 2011
Founder and President at FanDuel (f/k/a Betfair USA), a leading regulated online gaming operator, 2008 – 2010
Entrepreneur in Residence at Shasta Ventures, a venture capital firm, 2008
Chief Marketing Officer at Lands’ End, a U.S. apparel retailer, 2006 – 2008
Vice President, Operating Strategy, at Gap, Inc., a clothing and accessories retailer, 2001 – 2006, where he spearheaded its digital transformation initiatives
Chief Marketing Officer and Vice President, Product (Data Science), at Evant, a provider of AI-powered supply chain optimization solutions, 1997 – 2000
Principal, Internet Practice, at Booz & Company, a global strategy consulting company, 1991 – 1997
Group Manager, Marketing, at Procter & Gamble, a multinational consumer goods company, 1986 – 1991

EDUCATION
BSc, Mathematics, The University of Manchester MSc, Operations Research, Strathclyde Business School

Class II Directors Continuing in Office
IRA BIRNS INDEPENDENT DIRECTOR CHAIR, AUDIT COMMITTEE
PROFILE	CAREER HIGHLIGHTS
Mr. Birns has served as a member of our Board since November 2023.

Mr. Birns is qualified to serve as a director due to his extensive experience in management, finance and accounting, as well as his significant experience in M&A, capital markets, investor relations and in the energy sector, including renewable fuels and power.
Executive Vice President & Chief Financial Officer at World Kinect Corp. (f/k/a World Fuel Services Corporation) (NYSE: WKC), a management company that provides energy procurement and related services to commercial and industrial customers in the aviation, marine and land transportation industries, 2007 – present
Vice President – Treasurer at Arrow Electronics, Inc. (NYSE: ARW), a global provider of technology products, services and solutions to technology manufacturers and service providers.
•Vice President and Treasurer, 2002 – 2007
•Treasurer, 1996 – 2002
•Assistant Treasurer, 1989 – 1996

EDUCATION
BBA Public Accounting, Hofstra University Certified Public Accountant Certified Treasury Professional

ADAM E. DALEY INDEPENDENT DIRECTOR MEMBER, AUDIT COMMITTEE
PROFILE	CAREER HIGHLIGHTS
Mr. Daley has served as a member of our Board since the closing of our IPO in April 2021, and was a member of the STPK board of directors from 2020 until our IPO.

Mr. Daley is qualified to serve as a director due to his broad transactional experience in the energy, energy infrastructure and renewables sectors, his strong strategic focus and his financial expertise, all of which enable him to make valuable contributions to Stem’s financial and strategic planning and industry competitiveness.
Co-Founder & Managing Partner at Elda River Capital Management, LLC, a real assets investment firm focusing on energy transition and infrastructure opportunities, 2024 – present
Partner, Co-Head of Magnetar’s Energy & Infrastructure Group, and Member of the Management Committee and Investment Committee at Magnetar Capital LLC, a leading alternative investment management firm, 2005 – 2024
Investment Banker at Global Corporate & Investment Bank of Citigroup, 1999 – 2005

OTHER COMPANY BOARDS

Public Companies:
Star Peak Corp. II (formerly NYSE: STPC), merged with Benson Hill, a sustainable food technology company, January 2021 – September 2021

Private Companies:
PosiGen, PBC., a residential solar and energy efficiency company, 2021 – present
Vesper Energy Development LLC, a developer and operator of utility-scale renewable energy and energy storage assets, 2020 – present
Double Eagle Energy III, LLC, an energy exploration, development, and production company, 2018 – present
DoublePoint Energy, LLC, a developer of energy assets, 2018 – present

EDUCATION
BS, Finance, with High Honors from the University of Illinois

ANIL TAMMINEEDI INDEPENDENT DIRECTOR MEMBER, AUDIT COMMITTEE AND NOMINATING COMMITTEE
PROFILE	CAREER HIGHLIGHTS
Mr. Tammineedi has served as member of our Board since the closing of our IPO in April 2021, and was a member of the Legacy Stem board of directors from 2019 until our IPO.

Mr. Tammineedi is qualified to serve as a director due to his extensive experience in the technology sector and with high-growth and clean energy companies, and as a director on the boards of other companies, as well as his financial expertise.

Partner at the Angeleno Group, LLC, a leading global investment firm, focused on high-growth clean energy and climate solutions companies, where he has been leading investments across a number of sectors, including sustainable mobility, energy storage, resource efficiency, and smart infrastructure, 2008 – present
Senior Faculty Advisor and Lecturer on Impact Investing and Entrepreneurship at UCLA Anderson School of Management, 2019 – present
Various product development and management roles at Broadcom, Inc., a semiconductor company, focused on semiconductors targeting communications, mobile, and power management applications, 1997 – 2006

OTHER COMPANY BOARDS

Public Companies:
None

Private Companies:
Fictiv (observer), a digital manufacturing software platform for customer manufacturing mechanical parts, 2022 – present
Locana, a geospatial location and mapping company focused on enterprise GIS products and services, 2016 – 2023
Patriot Environmental Services, Inc., an environmental services company specializing in wastewater, emergency response and industrial services, 2016 – 2022

EDUCATION
MBA, UCLA Anderson School of Management MS, Electrical and Computer Engineering, Iowa State University Kauffman Fellow

PROPOSAL 2: APPROVAL OF THE STEM, INC. 2024 EQUITY INCENTIVE PLAN
Executive Summary

In order to continue to provide eligible employees, non-employee directors, advisors and consultants of the Company and its affiliates with equity-based incentives, on March 27, 2024, the Board of Directors of the Company (the “Board”) approved, subject to stockholder approval, the Stem, Inc. 2024 Equity Incentive Plan (the “Plan”). The Board is submitting the Plan to the Company’s stockholders for their approval at the Annual Meeting. Subject to receipt of such approval, the Plan will be effective as of the date of stockholder approval of the Plan (the “Effective Date”), and no further equity compensation awards will be granted pursuant to the Company’s 2021 Equity Incentive Plan (the “Prior Plan”). Awards previously granted under the Prior Plan would be unaffected by the adoption of the Plan, and they would remain outstanding under the terms pursuant to which they were previously granted.

As of April 15, 2024, an aggregate of 1,747,986 shares of common stock remained available for new grants under the Prior Plan. The Company believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders. If our stockholders approve the Plan, the aggregate number of shares of common stock that may be issued pursuant to stock awards will not exceed a total of 14,247,986 shares of common stock, less (1) one share for every one share granted under the Prior Plan after April 15, 2024 and prior to the Effective Date, and plus (2) any shares of common stock subject to outstanding awards under the Prior Plan that, on or after the Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock) (the “Share Reserve”). If the Plan is approved by our stockholders, no future awards will be granted under the Prior Plan.

If stockholders do not approve the Plan, the Company will be constrained in its ability to use equity as a component of its compensation philosophy, a result that would put the Company at a considerable competitive disadvantage to its direct and indirect competitors in attracting and retaining the special high level professional employees on which the Company’s success is largely dependent. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and Company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which generally require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business and ultimately increase stockholder value.

We operate in a competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable, because any significant increase in cash compensation in lieu of equity awards would reduce the cash that would otherwise be available for operations and investment in our business. We believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as effectively as a program that includes equity.

When approving the Plan, the Board considered, among other things, the following:

•potential dilution to our current stockholders as measured by burn rate and overhang (as described in “Key Data” below);
•the continued importance of motivating, recruiting, and retaining key employees who are highly sought after in a very competitive job market;
•the policies and preferences of our stockholders; and
•the policies and recommendations of proxy advisory firms such as Glass Lewis and Institutional Shareholder Services.
Reasons for the Proposal

The Board unanimously recommends that the Company’s stockholders approve the Plan. The Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in helping the Company compete more effectively for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate, and retain officers, directors, employees, advisors and consultants, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company’s stockholders.

If the Plan is not approved, the number of shares currently available under the Prior Plan is not projected to be sufficient to cover all of our future equity compensation needs. Thus, if the Plan is not approved, we may not be able to provide persons eligible for awards who are presently providing services to the Company with compensation packages that are necessary to retain and motivate these individuals. In addition, if the Plan is not approved, we may not be able to provide potential new hires with compensation packages necessary to attract them. If approved, the Board believes that the shares available under the Plan will be sufficient to fund the Company’s equity compensation needs for two years.

Key Data

When approving the Plan, the Board considered the “burn rate” with respect to the equity awards granted by the Company, as well as the Company’s “fully-diluted overhang.” The burn rate is equal to the total number of equity awards the Company granted in a fiscal year, divided by the weighted average common stock outstanding during the year. Fully-diluted overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans, divided by the sum of the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans plus total common stock outstanding.

The Company’s three-year average burn rate for the last three fiscal years was approximately 4.3% (which consisted of 2.7% in 2021, 4.5% in 2022, and 5.8% in 2023), and the Company’s fully-diluted overhang as of April 15, 2024 was 12.3%. If the Plan is approved, the Company’s overhang would increase to 17.9%.

The table below shows the stock awards that were outstanding under the Prior Plan and the Company’s 2009 Equity Incentive Plan, as of April 15, 2024. The 2021 Equity Incentive Plan is the only plan we currently maintain under which we can make equity awards, and together with the 2009 Equity Incentive Plan, are the only plans under which we have outstanding awards.

	2009 Equity Incentive Plan	2021 Equity Incentive Plan
Total shares underlying outstanding options	5,995,985	3,676,649
Weighted average exercise price of outstanding options	$3.25	$12.25
Weighted average remaining term of outstanding options	4.50 years	8.43 years
Total shares underlying outstanding unvested time-based restricted stock units (“RSUs”)	None	10,992,047
Total shares underlying outstanding unvested performance-based restricted stock units (“PSUs”), assuming target performance	None	210,527
Total shares available for grant	None	1,747,986

Promotion of Good Corporate Governance Practices

The Plan provides for the following:

•stock options and stock appreciation rights (“SARs”) may not have a term in excess of ten (10) years and may not be granted at a discount to the fair market value of our common stock on the grant date;
•no repricing of stock options and SARs and no cash buyout of underwater awards without the approval of stockholders (subject to limited and standard exceptions in the event of certain equitable adjustments);
•no liberal recycling of any award types;
•no annual “evergreen” provision that automatically increases the number of shares available for issuance; instead, stockholder approval is required for any increases in the share reserve;
•no excise tax gross-ups;
•annual limits on equity and cash compensation that may be awarded to non-employee directors (subject to certain exceptions);
•one-year minimum vesting periods on all award types (subject to only limited exceptions);
•no automatic vesting of awards upon a change in control and no liberal change in control definition;
•robust transfer restrictions;
•no dividend or dividend equivalent payments with respect to stock options and SARs;
•dividend or dividend equivalent payments for awards other than stock options and SARs will be paid only at the time(s) the vesting requirement(s) of the underlying award are satisfied; and
•all awards under the Plan, including time-based and performance-based awards, are subject to the Company’s clawback policy (as further described in the CD&A section of this proxy statement), and all are subject to clawback in accordance with an additional recoupment provision in the Plan that is also triggered by an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws.

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is set forth in Annex B. Stockholders are encouraged to read the text of the Plan in its entirety.

Purpose
The Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates and provide a means by which the eligible award recipients may benefit from increases in the value of our common stock.

Administration

The Board has the authority to administer the Plan, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the Plan and awards, including the ability to correct any defect, omission or inconsistency in the Plan or any award document; (iii) settle all controversies regarding the Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) suspend or terminate the Plan at any time, including to impose a “blackout” or other periods during which awards may not be exercised or settled; (vi) amend the Plan; (vii) submit any amendment to the Plan for stockholder approval; (viii) approve forms of award documents for use under the Plan and amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate.

The Board may delegate some or all administration of the Plan to a committee consisting solely of two or more non-employee directors and/or to an officer in accordance with the provisions of and subject to the terms set forth in the Plan. All determinations, interpretations and constructions made by the Board (or another authorized committee or officer exercising powers delegated by the Board) in good faith will be final, binding and conclusive on all persons.

Eligible Participants

Awards may be granted to employees, including officers, directors and certain consultants of the Company and its affiliates. As of March 31, 2024, approximately 556 employees and 8 non-employee directors were eligible to participate in the Plan. Options intending to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may only be granted to employees of the Company or any qualifying Company subsidiary.

Available Shares

Subject to adjustment for certain dilutive or related events, if approved by stockholders, the aggregate number of shares of common stock that will be available for issuance under the Plan, or the Share Reserve, will be 14,247,986,

•less one share for every one share granted under the Prior Plan after April 15, 2024 and prior to the Effective Date; and
•plus any shares of common stock subject to outstanding awards under the Prior Plan that, on or after the Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock).

The Share Reserve will not be reduced if an award or any portion thereof (i) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by such award having been issued or (ii) is settled in cash. If any shares of common stock issued under an award are forfeited back to, reacquired at no cost by, or repurchased at cost by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, such shares will revert to and again be made available for issuance under the Plan. Notwithstanding the foregoing, the following shares of common stock will not be recredited to the Share Reserve: (x) shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock award, (y) shares of common stock used to pay the exercise price or withholding taxes related to any outstanding stock award, or (z) shares of common stock reacquired by the Company with the amount received upon exercise of an option.

The aggregate number of shares of common stock that may be issued on the exercise of ISOs is 14,247,986.

Shares issued under the Plan may consist of authorized but unissued or reacquired common stock of the Company, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

Non-Employee Director Compensation Limit

The maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during such fiscal year in respect of such non-employee director’s service as a member of the Board during such fiscal year, will not exceed a total value of $600,000 (calculating the value of any awards based on the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto)). Notwithstanding the foregoing, the Board may provide, in its discretion, for exceptions to this limit for a non-employee director, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Termination and Amendment

The Board may amend the Plan as it deems necessary or advisable. To the extent required by applicable law or listing requirements, the Company will seek stockholder approval of any amendment of the Plan that materially (A) increases the number of shares available for issuance under the Plan, (B) expands the class of individuals eligible to receive awards, (C) increases the benefits accruing to participants under the Plan, (D) reduces the price at which shares of common stock may be issued or purchased under the Plan, (E) extends the term of the Plan, or (F) expands the types of awards available for issuance under the Plan. Except as otherwise provided in the Plan or an award document, no amendment of the Plan may materially impair a participant’s rights under an outstanding award without the participant’s written consent. The Board or the Compensation Committee of the Board may suspend or terminate the Plan at any time. The Plan will automatically terminate on the tenth anniversary of the Effective Date, provided, however, that ISOs may not be granted more than ten (10) years after the later of (i) the date of approval of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. No awards may be granted under the Plan while the Plan is suspended or terminated.

Awards

The Plan authorizes the Board to grant awards to eligible participants, any of which may be subject to the achievement of performance goals, in the form of incentive and nonstatutory stock options, SARs, restricted stock, and RSUs.

Stock Options

A stock option may be granted as an ISO or a stock option which is not intended qualify as an ISO (a “nonstatutory stock option”). The option exercise price may not be less than the fair market value of the stock subject to the option on the date of grant (or, with respect to ISOs, may not be less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, who we refer to herein as a “Ten Percent Stockholder”), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or after five years, in the case of an ISO issued to a Ten Percent Stockholder).

Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable either by cash, check, bank draft, money order, or, as determined by the Board in its sole discretion, by any combination of: net exercise (but only if the option is a nonstatutory stock option), through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option, the delivery of previously owned shares, and any other form of legal consideration that may be acceptable to the Board. The vesting schedule applicable to any option, including any performance goals, will be as set forth in the award agreement.

Stock Appreciation Rights

A SAR is a right that entitles the participant to receive upon exercise, in cash, shares of stock or a combination thereof, as determined by the Board, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR and the vesting schedule applicable thereto, including any performance goals.

Provisions Applicable to Both Stock Options and Stock Appreciation Rights

Transferability. The Board may, in its sole discretion, impose limitations on the transferability of options and SARs. Unless the Board provides otherwise, an option or SAR will not be transferable except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant. The Board may permit transfer of an option or SAR in a manner not prohibited by applicable law, except an option or SAR may never be transferred to a third-party financial institution for value. Subject to approval by the Board, an option or SAR may be transferred pursuant to the terms of a domestic relations order or similar instrument and participants may designate a beneficiary who following the participant’s death will be entitled to exercise the option or SAR.

Termination of Service. Except as otherwise provided in an applicable award document or other agreement between a participant and the Company, upon a participant’s termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the original term of such award. Upon a participant’s termination due to a participant’s disability, unless otherwise provided in an applicable award or other agreement, the participant may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the original term of such award. Upon a termination due to a participant’s death, unless otherwise provided in an applicable award or other agreement, the participant’s estate may exercise the option or SAR (to the extent such award was exercisable as of the termination date) for a period of 18 months following the date of death or, if earlier, until the expiration of the original term of such award. Unless provided otherwise in an award or other agreement, if a participant is terminated for cause, such participant’s option or SAR will terminate on the date the event giving rise to the termination for cause first occurred and the participant will not be permitted to exercise such award.

No Dividends or Dividend Equivalents. No options or SARs may provide for the payment of dividends or dividend equivalents thereon.

No Repricing. Options and SARs may not be modified to reduce the exercise price thereof nor may (i) a new option, SAR or other award at a lower price be substituted or exchanged for a surrendered option or SAR, (ii) any option or SAR with an exercise price that exceeds the fair market value of a share be exchanged for a new option, SAR, cash or other consideration (other than in connection with a change in control), or (iii) any action be taken that would be considered a “repricing” of an option or SAR under the applicable listing standards of the national securities exchange on which the Company’s common stock is listed, unless such action is approved by the stockholders of the Company and otherwise as permitted in the event of certain equitable adjustments.

Restricted Stock and Restricted Stock Units

Restricted shares are awards of shares, the grant, issuance, retention, vesting or transferability of which is subject to such conditions (including continued employment or the satisfaction of performance goals, or both) and terms as the Board deems appropriate. RSUs are awards denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment and/or the satisfaction of performance goals) and terms as the Board deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, and transferability. No dividends or dividend equivalents shall be paid or settled with respect to such awards unless and until, and then only to the extent that, the underlying award vests.

Performance Goals

The Board, the Compensation Committee of the Board, or an authorized officer, as the case may be, may establish performance criteria, performance period, and level of achievement versus such criteria that will determine the number of shares or units to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award. The Board, the Compensation Committee of the Board, or an authorized officer, as the case may be, also retains the discretion to define the manner of calculating the performance criteria it selects.

Minimum Vesting Requirements

Stock awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant except (i) with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by participants of the acquired business and (ii) with respect to an award granted to a non-employee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; provided, that (x) up to 5% of the Share Reserve may be issued pursuant to awards that are subject to vesting periods of less than one year, and (y) provided, further, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Adjustments of and Changes in the Stock

In the event of any change in the capitalization of the Company, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Unless provided otherwise in an award or other agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of Company common stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to the Company’s repurchase rights or subject to forfeiture may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

In the event of a Change in Control (as defined in the Plan), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Change in Control:

• arrange for the surviving corporation or acquiring corporation (or the parent company thereof) to assume or continue the award or to substitute a similar award for the award;
• arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the parent company thereof);
• accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by the Board (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;
• arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;
• cancel, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such consideration (in cash, property, securities or a combination thereof), if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award; and
• cancel, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment equal to the excess, if any, of (A) the value in the Change in Control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise; provided, that the Board may cancel and terminate without payment any option or SAR with an exercise price equal to or in excess of the value of the shares of common stock subject to such option or SAR determined as of immediately prior to the Change in Control.

The Board need not take the same action with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary thereof, unless such successor corporation does not agree to assume or substitute the award, in which case the vesting of such award will accelerate (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the award agreement for such award or as may be provided in any other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable U.S. federal law as currently in effect. The discussion is intended solely for general information purposes and does not make specific representations to any participant. The discussion does not address state, local, or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A participant’s particular situation may be such that some variation of the basic rules is applicable to them. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan both with respect to federal income tax consequences as well as any state, local, or foreign tax consequences.

Stock Options

ISOs and nonstatutory stock options are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code and nonstatutory stock options are not intended to comply with such requirements.

An optionee generally does not recognize taxable income on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date (the “Spread Value”) may, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares will be taxed as long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and any additional gain or loss recognized upon the disposition will be a capital gain or loss. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as a nonstatutory stock option as described below.

An optionee is not taxed on the grant of a nonstatutory stock option. On exercise, the optionee recognizes ordinary income equal to the Spread Value on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares will be long-term or short-term capital gain (or loss) depending on the holding period of such shares following exercise. The Company does not receive a deduction for any such gain.

Stock Appreciation Rights

A participant is not taxed on the grant of a SAR. On exercise, the participant recognizes ordinary income equal to the Spread Value. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income.

Restricted Stock

Participants who receive restricted stock will not recognize any taxable income at the time those shares are granted but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The participant may, however, elect under Section 83(b) of the Code within 30 days of the grant date to include as ordinary income in the year the unvested shares are granted an amount equal to the excess of (a) the fair market value of those shares on the grant date over (b) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest and if the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such ordinary income is recognized by the participant.

Restricted Stock Units

Participants who receive RSUs do not recognize income at the time of the grant. When the RSUs vest, participants generally recognize ordinary income in an amount equal to the fair market value of the stock, cash, or other consideration received in settlement of the RSUs, and the Company will receive a corresponding income tax deduction.

Company Deduction and Section 162(m)

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. It is expected that compensation deductions for any covered employee with respect to awards granted under the Plan will be subject to the $1,000,000 annual deduction limitation. The Board may grant awards under the Plan or otherwise that are or may become non-deductible when it believes doing so is in the best interests of the Company and our stockholders.

Withholding Taxes

The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant who is an employee in connection with awards made under the Plan.

New Plan Benefits; Market Value of Securities

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Board or its Compensation Committee, and neither the Board nor the Compensation Committee has determined future awards or who might receive them. As of March 31, 2024, the closing price of a share of the Company’s common stock was $2.19.

Registration With the SEC

Assuming that stockholders approve the Plan, we intend to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the Plan in the second quarter of calendar year 2024.

Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the approval of the 2024 Equity Incentive Plan. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the Company’s 2024 Equity Incentive Plan.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Our Board is asking you to approve, on a non-binding advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement. This item, which is provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is commonly referred to as a “say-on-pay” resolution.
This say-on-pay proposal gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and our compensation philosophy, policies, and practices described in this Proxy Statement. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of the 2023 compensation of our NEOs. Our Compensation Committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future executive compensation decisions. Unless our Board modifies its current policy on the frequency of holding say-on-pay votes, the next say-on-pay vote is expected to occur at our 2025 Annual Meeting of Stockholders.
Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the advisory approval of our named executive officers’ compensation. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board recommends a vote “FOR” the approval, on an advisory non-binding basis, of our named executive officers’ compensation.

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITOR SELECTION
Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. In this proposal, we are asking stockholders to vote to ratify this selection. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Deloitte has served as our independent registered public accounting firm since August 2021, and provided services to Legacy Stem from 2018 until the Merger. The following table summarizes the audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed by Deloitte for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2023	2022
Audit Fees (1)	$2,979,188	$3,322,729
Audit-Related Fees (2)	—	541,151
Tax Fees (3)	157,500	—
All Other Fees (4)	1,895	1,895
Total Fees	$3,138,583	$3,865,775
_______________
(1)Consists of fees for the audit of our annual financial statements included in Annual Reports on Form 10-K, as well as reviews of quarterly financial statements included in Quarterly Reports on Form 10-Q.
(2)Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements and services provided in connection with SEC filings, including consents and comfort letters.
(3)Consists of fees for professional services for tax compliance, tax advice, and tax planning.
(4)Consists of fees for all other services.
Pre-Approval Policy and Procedures
Our Audit Committee has adopted procedures requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.
These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. The Committee may pre-approve certain other audit-related or other non-audit services it believes would not impair the independence of the auditor and are consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) rules on auditor independence. The Committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The Committee has delegated authority to the Committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $150,000, (1) per each engagement or project, (2) per each additional category of services, or (3) to the extent required under such procedures, for any individual service exceeding the pre-approved budgeted fee levels for the specified service, in each case with such limit applying to each individual engagement/project, service or category of services being approved by the Committee chair and not on an aggregated or quarterly/annual basis. Any approval of services by the Committee chair pursuant to this delegated authority must be reported to the Committee at its next regularly scheduled meeting.

Required Vote
The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the ratification of the selection of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board recommends that you vote “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for fiscal year 2024.

PROPOSAL 5: AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION

We are submitting to our stockholders a vote to approve an amendment and restatement (the “Amended Certificate”) of our current Second Amended and Restated Certificate of Incorporation to extend the exculpation protections to our officers, in line with amendments to the Delaware General Corporation Law (“DGCL”).
Overview

The Company is incorporated in the State of Delaware and is therefore subject to the DGCL. The DGCL permits Delaware corporations to limit or eliminate the directors’ personal liability for monetary damages resulting from a breach of fiduciary duty, subject to certain limitations as described below. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Exculpatory provisions for directors are already included in the current Certificate of Incorporation. Effective August 1, 2022, the Delaware legislature amended the DGCL to permit Delaware corporations to provide similar exculpatory protections for officers. These protections do not apply automatically and must be included in the Company’s Certificate of Incorporation to be effective.

For the reasons set forth below, the Board has approved and declared advisable the Officer Exculpation Amendment, subject to its approval by our stockholders at the Annual Meeting. We previously submitted a similar proposal for stockholder approval at the 2023 Annual Meeting of Stockholders. While the proposal received strong support, with over 84% of the votes cast in favor of the proposal, the proposal did not receive the requisite number of votes as a percentage of our shares outstanding. After revisiting this topic again this year, and in light of the strong support from stockholders last year, the Board continues to believe that this proposal is in the best interests of the Company and its stockholders, as described further below.
Purpose and Effect of Amendment

The Board believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by Delaware law, in order to better position the Company to attract and retain qualified and experienced officers and minimize unnecessary litigation costs. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The nature of their role often requires officers to make decisions on crucial matters and frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits seeking to impose liability with the benefit of hindsight and regardless of merit. Aligning the protections available to our officers with those available to our directors would empower officers to exercise their business judgment in furtherance of stockholder interests without the potential distraction posed by the risk of personal liability. In addition, the Officer Exculpation Amendment also potentially could reduce future litigation costs and indemnification expenses for the Company associated with frivolous lawsuits.

The Board also believes that the Officer Exculpation Amendment would strike the appropriate balance between furthering the Company’s goals of attracting and retaining quality officers with promoting stockholder accountability because, consistent with the update to Delaware law, it would exculpate officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate or limit liability with respect to any of the following:

•breach of fiduciary duty claims brought by the Company itself;

•derivative claims brought by stockholders in the name of the Company;

•any claims involving breach of the duty of loyalty to the Company or its stockholders;

•any claims involving acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or

•any claims involving transactions from which the officer derived an improper personal benefit.
Taking into account the narrow class and type of claims for which officers would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders - enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs and indemnification expenses associated with frivolous lawsuits - the Board determined that the Officer Exculpation Amendment is in the best interests of the Company and its stockholders.

This summary is qualified in its entirety by reference to the full text of the Amended Certificate as set forth in Annex A (with additions shown as underlined).
Required Vote

The affirmative vote of at least 66 ⅔% of the shares of common stock outstanding and entitled to vote thereon is required for the approval of the Officer Exculpation Amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote “against” this proposal.

If approved by stockholders, we plan to amend and restate the Certificate of Incorporation to incorporate the amendment described in this proposal and file such Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. Such Third Amended and Restated Certificate of Incorporation is expected to become effective at the time of that filing.
Recommendation of the Board
The Board recommends a vote “FOR” the approval of the Officer Exculpation Amendment in the form attached to this Proxy Statement as Annex A.

REPORT OF THE AUDIT COMMITTEE
During 2023, only non-management directors comprised the Audit Committee. The Board determined that each member of the Audit Committee is independent under the New York Stock Exchange (“NYSE”) listing standards. The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management and with Deloitte, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable standards of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence.
Based on the foregoing, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the Stem Audit Committee
Ira Birns (Chair)
Adam E. Daley
Anil Tammineedi

CORPORATE GOVERNANCE
Our current governance practices provide for strong independent leadership, active participation by independent directors and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our various committee charters, which are available on our website located at investors.stem.com, under “Governance.”
Our Governance Philosophy
Our Board believes that there is no single set of generally accepted corporate governance practices that is appropriate across all companies, and that governance practices may evolve as circumstances change. In 2021, our Board determined to separate the CEO and Chairman of the Board functions to allow our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. See “—Board Leadership Structure” below for more information.

Our history as a special purpose acquisition company prior to the Merger left us with certain structural protections. For example, we currently have a classified Board and plurality voting for the election of directors, only the Board is empowered to call a special meeting of our stockholders, and we require a supermajority vote for stockholders to approve amendments to our Bylaws and a limited number of items in our Certificate of Incorporation. Following careful deliberation after the closing of the Merger, our Board initially determined to retain these measures for a period to promote stability and continuity of our Board and to allow us to focus on a consistent strategy while we established ourselves as a public company and transition away from our SPAC roots.

The Board assesses our corporate governance practices at least annually, and may modify these practices from time to time to best address the Company’s unique circumstances, and respond to feedback from and advance the best interests of all stockholders, as and when it believes appropriate.

In 2023, our Board approved, subject to stockholder approval, amendments to our Certificate of Incorporation to:

•phase out our classified Board structure and to make corresponding updates to director removal provisions; and

•replace the supermajority stockholder voting requirements in our current Certificate of Incorporation with a majority voting.

At our 2023 Annual Meeting of Stockholders, we submitted proposals to declassify our Board and remove the supermajority vote requirement. While both proposals received strong support with over 98% of the votes cast in favor of such proposals, the proposals did not receive the requisite number of votes as a percentage of our shares outstanding in order to pass.
Board Composition
Director Nomination Process
The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the Committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experiences that are currently represented on the Board and the skills and experiences that the Board may find valuable in the future, and identifying, evaluating, and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the Committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence, and fit with the Board’s priorities. As part of this vetting process, the Nominating Committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the Committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the Board for appointment or nomination and to the stockholders for election at the annual meeting. As part of the search process for new directors, the Nominating Committee instructs any third-party search firm that the Committee may engage to seek out women and nationally, racially, and ethnically diverse candidates to include in the pool from which Board nominees are chosen. In the case of Mr. Birns, a partner at our outside law firm identified him as a potential candidate for Board membership.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences, and backgrounds on the Board:
•Senior Leadership: Directors who have served in senior leadership positions are important to us because they have the experience and perspective to analyze, shape, and oversee the execution of important and complex operational and strategic issues. These directors’ insights and guidance, and their ability to assess and respond to situations encountered while serving on our Board, may be enhanced by leadership experience at businesses or organizations that involve organizational growth, expansion into new markets, navigation of the regulatory landscapes, and technology or other rapidly evolving business models.
•Clean Energy and Renewables: Directors with experience in the energy, energy infrastructure, clean energy, and renewables industries provide valuable insight to our Board.

•SaaS Knowledge and Experience: Directors with experience as executives, directors or in other leadership positions in Software as a Service (SaaS) and other areas in which we compete, because our success depends on developing and investing in innovative products and technologies. Among other things, this experience is critical to the Board’s ability to understand our products and business, to assess our competitive position within the clean energy industry and the strengths and weaknesses of our competitors, to be aware of technology trends and innovations, and to evaluate potential acquisitions and our acquisition strategy.
•Public Company Board Experience: Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a public company’s board to the CEO and other senior management personnel, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational, and compliance-related matters.
•Business Development and M&A Experience: Directors with a background in business development and M&A provide insight into developing and implementing strategies for growing our business. Useful experiences in this area includes skills in assessing “make” vs. “buy” decisions, analyzing the “fit” of a proposed acquisition with a company’s strategy, valuing transactions, and assessing management’s plans for integration with existing operations.
•Diverse Background: Contribution to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age, and sexual orientation, is an important factor when assessing candidates. In this regard, two of our eight directors identify as female and one director identifies as racially/ethnically diverse.
•Financial Expertise: Knowledge of financial markets, financing, and funding operations, as well as accounting and financial reporting processes, assists our directors in understanding, advising on, and overseeing Stem’s capital structure, financing, and investing activities, as well as our financial reporting and internal controls.
•Government and Regulatory Experience: Directors who have served in government positions provide experience and insights that help us work constructively with governments at the federal, state and local levels and address public policy issues, particularly as they relate to Stem’s operations and public support for renewable energy and the energy transition. Directors with a background in regulation can assist the Board in fulfilling its oversight responsibilities related to Stem’s legal and regulatory compliance and its engagement with regulatory authorities.
In addition to the above, the Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity, and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.
The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.
Summary of Director Skills and Characteristics

The chart below summarizes the qualifications of our directors, as well as director nominees, including knowledge, skills, experiences and other attributes that the Board believes are relevant to their Board and committee service. Not having a mark does not mean the director does not possess that qualification, skill or experience. Each director and nominee possesses numerous other skills and experience not identified in the following chart, as further detailed in their biographies beginning on page 8 of this Proxy Statement. We believe our directors, including our director nominees, provide a well-rounded set of expertise to assist in effective oversight of Stem management.

Substantial Knowledge, Skills, and Experience	Buzby	Carrington	Birns	Daley	Morgan	Tammineedi	Tyson	Woodward	Cunningham
Industry/Operational Experience	X	X	X	X	X	X		X	X
Business Development and Strategy	X	X	X	X	X	X	X	X	X
Current or Former CEO	X	X		X	X				X
Other Public Company Boards	X			X	X		X
Accounting and Financial Reporting	X		X	X	X	X
Corporate Finance	X		X	X	X	X			X
Capital Allocation	X	X	X	X	X	X	X	X	X
Energy Transition	X	X		X	X	X		X	X
SaaS/Services		X				X		X	X
Cybersecurity / Information Security					X		X		X
Mergers & Acquisitions	X	X	X	X	X	X			X
Enterprise Risk Management	X	X	X	X	X		X		X
Global Business Experience	X	X	X		X		X		X
Government, Regulatory & Public Policy							X	X	X
Stockholder Recommendations for Directors
It is the Nominating Committee’s policy to consider written recommendations from stockholders for nominees for director. The Committee considers nominees recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the Committee as described in the section titled “Communications with the Board” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”
Board Leadership Structure; Independent Chairman of the Board
One of the Board’s key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. As stated above, the Board believes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the independent members of the Board periodically review the Board’s leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate. At any time when the chairman is not independent or there is not a chairman, the independent members of the Board will, upon the recommendation of the Nominating Committee, designate an independent director to serve as lead independent director.
Our Board’s independent directors have selected an independent member of the Board, David Buzby, to serve as Chairman of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure so as to promote independent oversight of management. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. Our Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly affect its selection of the current leadership structure.
The independent directors generally meet in executive session without management present at every regular Board meeting. The purpose of these executive sessions, which are led by our independent Chairman of the Board, is to encourage and enhance communication among independent directors.

Board Oversight of Risk Management
The Board and its committees are actively involved in overseeing risk management for Stem. The Board routinely assesses the Company’s major risks and options for mitigation, in order to promote our stockholders’ interests in Stem’s long-term health, financial strength and overall success. We believe that our Board composition provides the Company with robust and well-rounded experience to assist in effective oversight of management, as discussed on pages 31-33 of this Proxy Statement. The full Board oversees assessment of major risks facing the Company, determining the extent to which such risks are applicable and, to the extent the Board deems it appropriate, evaluating management’s plans for their mitigation. The risks that the Board routinely considers broadly relate to operational, financial, geopolitical, strategic, regulatory, competitive and climate-related risks. The full Board oversees risk management by the CEO and our senior management team, by reviewing major financial objectives, and critical strategies and long-term plans, including, but not limited to, major allocations of capital, significant proposed business acquisitions, operating performance, and sustainability.
In addition, the Board delegates to its committees responsibility for overseeing certain types of risk, some of which are reflected below:
•The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Some of the specific responsibilities of the Committee are overseeing management of risks related to our financial reporting and internal controls, cybersecurity risks, and major financial risks.
•The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs and human capital resources.
•The Nominating Committee is responsible for overseeing management of risks related to director succession planning, our corporate governance, and our ESG and sustainability practices and initiatives.
The Board committees report regularly to the Board on activities in their respective areas of oversight. In addition, the Board and its committees receive regular reports from members of the Company’s senior management on areas of significant risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is tasked with direct day-to-day responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Our senior management team has developed a comprehensive strategic planning and enterprise risk management (“ERM”) process for identifying, assessing and managing risk. Through this process, we identify key risks through a quarterly corporate-level risk mapping exercise, which involves the CEO, CFO, CLO, and other members of senior management, along with a bottom-up operational risk assessment by our various business units and functions. Our executive leadership team and its ERM and Disclosure Committee report directly to the Board, and quarterly present to the Board a comprehensive report on material risk identification, response and mitigation strategies. In addition, in 2022, we formed a DevCo Investment and Risk Committee (the “DevCo Committee”) comprised of our CEO, CFO, CLO, CRO, COO and other members of senior management in sales, finance, and operations. The purpose of the DevCo Committee is to report on, and manage, our development company (“DevCo”) strategy, operations and growth, as well to identify and manage major risks as relate to our DevCo business model and outstanding parent company guarantees (“PCGs”). The DevCo IC meets at least monthly and reports quarterly to the Audit Committee on areas of DevCo and PCG activity and risks, as well as mitigants.
Director Independence
The NYSE listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who do not have a disqualifying relationship, as described in the NYSE listing rules, and who, in the opinion of the board of directors, have no direct or indirect material relationship with the company. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the NYSE listing rules and the Exchange Act.
Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that all but one of our current directors, including Messrs. Buzby, Birns, Daley, Morgan, Tammineedi, and Cunningham, Ms. Woodward, and Dr. Tyson, qualify as “independent directors” as defined by the NYSE listing rules. Mr. Carrington is not deemed to be independent under NYSE listing rules by virtue of his employment with the Company. Former director Lisa L. Troe was independent during the period that she served on the Board.
Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the independence standards for audit committees and compensation committees, as applicable, established by the SEC and NYSE listing rules.

Director Meeting Attendance

In 2023, all of our directors (except for Ms. Woodward) attended an average of 95% of the meetings of the Board and its committees on which they served, and no director attended fewer than 75% of the total number of meetings of the Board and its committees on which they served. Meetings of the Board and its committees were held in 2023 as follows:

# of Meetings (1)
Board	6
Audit Committee	10
Compensation Committee	9
Nominating, Governance and Sustainability	4

(1)     The Board held three special meetings in 2023; the Audit Committee held six, and the Compensation Committee held five.

At each 2023 Board meeting, the Board’s independent Chair led one or more executive session(s) of non-employee directors. In addition, Stem officers regularly attend Board meetings to present information on our business and strategy, and directors have access to our employees outside of Board meetings. From time to time between meetings,

Board and committee members confer with each other, with management, and with independent consultants, and representatives of management may meet with these consultants on behalf of the relevant committee.

The Board’s policy is that directors should endeavor to attend the annual meeting of stockholders. Messrs. Buzby and Carrington attended our 2023 Annual Meeting of Stockholders.

Board Committees
Our Board has a separately designated Audit, Compensation, and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at investors.stem.com, under “Governance.”
Board Committee Members as of April 19, 2024

Name	Audit Committee	Compensation Committee	Nominating Committee
David Buzby		X
Ira Birns	Chair
Adam E. Daley	X
Michael C. Morgan		Chair
Anil Tammineedi	X		X
Laura D’Andrea Tyson			Chair
Jane Woodward		X	X
Gerard Cunningham	(To be determined)

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements, the integrity of the financial statements, the annual review of the performance, effectiveness, and independence of the outside auditor, and the periodic review of our key ESG policies and disclosures, and the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures. This includes reviewing the financial information provided to stockholders and others, and reviewing the adequacy and effectiveness of the Company’s internal controls. The Committee also makes recommendations to the Board as to whether our financial statements should be included in our Annual Report on Form 10-K.
The Board has determined that each of Messrs. Birns and Tammineedi qualifies as an “audit committee financial expert,” under SEC rules, and that each Audit Committee member is sufficiently proficient in reading and understanding the Company’s financial statements to serve on the Audit Committee.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review, evaluate, and approve the total direct compensation and other benefits for our executive officers and directors, and to evaluate whether each element remains competitive with the companies in our executive compensation peer group. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of these officers in light of the goals and objectives, and setting the officers’ total direct compensation based on those evaluations (except for the total direct compensation of the CEO, which is determined by the independent members of the Board on recommendation of the Compensation Committee). The Compensation Committee oversees our engagement with stockholders on executive compensation matters and also oversees how we manage our human capital resources. The Compensation Committee also administers and makes recommendations to the Board regarding equity incentive plans and approves the grant of equity awards under the plans. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Committee.

The Compensation Committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The Compensation Committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Committee engaged Pearl Meyer & Partners, LLC as its independent compensation consultant for the first part of 2023, and Frederic W. Cook & Co., Inc. as its independent compensation consultant for the latter part of 2023, in each case to provide advice regarding the amount and form of executive and director compensation.
Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or re-election to the Board at each annual meeting of stockholders. The Committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The Committee is also responsible for making recommendations to the Board concerning the size, structure, composition, and functioning of the Board and its committees. In addition, the Committee is responsible for overseeing our ESG and sustainability policies, activities, and opportunities, our political contributions and lobbying activities, if any, and our engagement with stockholders on governance, sustainability, and related matters.
Our Commitment to Sustainability
We are committed to the health and well-being of our people, our communities, and our planet. As we mature as a public company, we intend to continue to formalize our sustainability function and ESG programs by developing our processes, strategies, and governance frameworks. Our Sustainability Policy Statement is available on our website and outlines our philosophy with respect to climate change, greenhouse gas emissions (“GHG”), and supply chain concerns, among other things.

ESG Management and Oversight
Our sustainability governance structure is evolving to include numerous participants engaging in information-sharing and decision-making, capitalizing on the depth and breadth of expertise throughout Stem. As discussed in “—Board Committees” above, our Nominating Committee has direct oversight over sustainability issues and regularly meets with key stakeholders to oversee the development of our ESG program. Our Audit Committee also periodically reviews our key ESG disclosures and the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures. Our management-level ESG Committee, which is comprised of senior executives and other key stakeholders from our legal, investor relations, and strategy functions, which provides functional oversight for various ESG activities at the Company.
Our Director of ESG is in charge of developing our ESG program. His responsibilities include:
•assisting the CEO, CLO, Chief People Officer and other stakeholders in further developing our ESG program and strategy;
•formulating and recommending policies and practices to implement our strategy;
•overseeing internal ESG data collection and reporting; and
•advising management and the Nominating Committee regarding ESG issues.
ESG Partnerships and Reporting
We have engaged a third-party firm to help us develop our supply chain due diligence program, including with respect to conflict minerals and human rights issues. Our aim is to promote sustainability at all points in our supply chain, and comprehensive due diligence is step one. As we establish and grow these programs, our goal is to have a positive influence, by being open and transparent in our communication and education, with all our partners with whom we engage. Our goal is to develop sustainable relationships with our partners while being guided by the circular economy principle, a model of production and consumption that favors durability, reuse, remanufacturing, and recycling to keep materials circulating for as long as possible and reduce waste. Our Partner Code of Conduct and Human Rights Policy Statement can be found on our website and set out our philosophy with respect to our relationship with our partners and human rights concerns.
In 2023, we engaged a carbon accounting firm to assist with tracking our GHG emissions using the GHG Protocol. In addition, we also engaged an ESG firm to assist us with climate and sustainability reporting in accordance with the Task Force on Climate-Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board

(SASB) frameworks. We are closely following the global consolidation of various climate and sustainability disclosure frameworks, and we intend to align our disclosures in a manner that promotes transparency and accountability.

We expect to publish our inaugural Sustainability Report later this year, which will be made available publicly on our website. We expect to discuss, among other things, our carbon footprint and how we intend to continue to support global decarbonization to reduce the impact of climate change.

Valuing Diversity, Equity and Inclusion
We are committed to building an inclusive culture and team environment that promotes equal employment opportunities and supports current and future diversity in our industry and our talent. In the spirit of our core values, we are “One Team” and succeed through collaboration when we respect, acknowledge and celebrate each other’s differences. We are committed to creating an inclusive environment that promotes equality, cultural awareness and respect by implementing policies, benefits, training, recruiting and recognition practices to support our colleagues. We believe that diversity and inclusion is about valuing our differences and identifying ways to improve our cultural intelligence which, we believe, ultimately leads to better decision-making and a more tailored client experience. To help us achieve and maintain a diverse workforce, we continue to build a strong and inclusive culture, including through employee affinity networks. We are committed to building the best workplace in our communities and the broader industry.
We also provide a monthly global culture coalition cadence to address our mission of “bringing a community of employees together to improve the work experience through innovative, creative, and fun culture initiatives.” Each month, we discuss a different diversity, equity and inclusion subject, and we also invite relevant guest speakers to educate our workforce and provide pamphlets for employees and their families, provide books honoring Black History Month, display in our offices artwork from women artists, and provide goods from indigenous owned businesses as giveaways in our monthly contests. In addition, we recently implemented a three-part diversity leadership training series on equity, equality, and inclusion.
We believe that helping all our employees realize their highest potential by fostering a culture that supports personal development across the organization is necessary to promote inclusion. Our employees have opportunities to learn new skills to develop and advance their careers, and we provide opportunities for all our employees to receive ongoing formal training to help foster their professional development.
We also value the feedback we receive from our employees. In 2023, we launched “Your Voice,” a quarterly employee sentiment portal, which is designed to facilitate communication with our employees and enhance our understanding of employee feedback. In addition, our annual employee engagement survey asks all our employees for their input on a variety of matters. The results of the employee survey are disseminated to all employees, and the results are used to design action plans to assist managers with actively responding to employees’ sentiments. The employee survey is an important tool that allows us to improve, innovate and evolve through ongoing engagement and measurement.

Other Corporate Governance Practices and Policies
Board Evaluation Process

In addition to regularly reviewing its leadership structure, the Board conducts an annual self-assessment of its overall functioning and effectiveness. In order to maximize input and facilitate useful feedback, our Secretary solicits from each director, on an anonymous basis, comments on overall Board and committee performance, Board priorities, interaction with management, the flow of information from management to and from the Board and its committees, Board discussion topics, agendas, and processes, and how to further improve overall Board functioning. This information is collected through written questionnaires and assessments, and individual director interviews. In addition, the Chairman of the Board makes himself available for one-on-one discussions with the other members of the Board. Our Secretary then aggregates and anonymizes the responses, which he then shares with the Nominating Committee. The Chair of the Nominating Committee, along with our Secretary, reviews the feedback from the self-evaluation process and makes recommendations to the Board for areas with respect to which the Board and its committees should consider improvements. These areas are further discussed at a meeting led by our Secretary, at which all Board members are present. At the conclusion of this meeting, the Chairman of the Board, working with the senior management team, develops action plans for any items that require follow-up. For example, in 2023, directors continued to prioritize the need for flexible and responsive meeting discussions that allowed the Board to discuss and interact efficiently with management on key topics relating to capital allocation, cost structure, risk management, long-term strategy and other matters relevant to the business in the dynamic external environment. Similarly, the Board made ongoing adjustments and improvements to its Board and committee meetings throughout the year to help ensure efficient and effective interaction and performance of its critical governance and risk oversight roles.
Communications with the Board

Our Board has established a process whereby interested parties may communicate with our Board or with any individual director. Interested parties, including stockholders, may send communications in writing addressed to the Board or an individual director, at Corporate_Secretary@stem.com, with a confirmation copy sent by mail to Stem, Inc., c/o the Corporate Secretary, 100 California Street, 14th Floor, San Francisco, CA 94111. Our Corporate Secretary will forward these communications as appropriate to the addressee, depending on the facts and circumstances outlined in the communication. Our Board has directed our Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes, and other forms of job inquiries, surveys, and business solicitations. Additionally, our Board has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make our Board aware of such material which it may request be forwarded, retained, or destroyed at our Board’s discretion.
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s stockholder engagement efforts.
Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets, and how to report compliance concerns. A copy of the code is available on our website located at investors.stem.com, under “Governance.” We intend to disclose future amendments to certain provisions of the code, or waivers of the code granted to executive officers and directors, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.
Anti-Hedging Policy
We have a policy that prohibits our directors, officers, employees, consultants, and contractors from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 19)	Position
John Carrington (1)	57	Chief Executive Officer and Director
William Bush	59	Chief Financial Officer
Saul R. Laureles	58	Chief Legal Officer and Secretary
Mike Carlson	60	Chief Operating Officer
Kim Homenock	50	Chief People Officer
Alan Russo	55	Chief Revenue Officer
Larsh Johnson	66	Chief Technology Officer
Prakesh Patel	49	Chief Strategy Officer
Robert Schaefer (2)	62	President, Behind-the-Meter Division
Matt Tappin	37	President, Asset Management Division
_______________
(1)For Mr. Carrington’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.
(2)Mr. Schaefer will retire from his position as President, Behind-the-Meter Division, effective May 3, 2024, and will subsequently serve as a non-employee consultant through February 2, 2025
William Bush. Mr. Bush has served as our Chief Financial Officer since the closing of the Merger in April 2021, and served as the Chief Financial Officer of Legacy Stem from November 2016 until the Merger. Mr. Bush manages the Company’s corporate and project financing efforts. Mr. Bush served on the board of directors of Appreciate Holdings, Inc. from December 2022 to February 2023. From 2010 to 2016, he served as Chief Financial Officer of Borrego Solar Systems Inc., a solar and energy storage company. Mr. Bush has served as Chief Financial Officer for numerous high-growth solar, software and online media companies, and co-founded Buzzsaw.com, a spinoff of Autodesk, Inc., in 1999. He also served as Corporate Controller for Autodesk, Inc. (Nasdaq: ADSK), a software company, from 1997 to 1999 and previously worked for seven years in public accounting with Ernst & Young LLP and PricewaterhouseCoopers LLP. Mr. Bush earned his B.S. in Business Administration from the University of California, Berkeley and is a Certified Public Accountant.
Saul R. Laureles. Mr. Laureles has served as our Chief Legal Officer and Corporate Secretary since May 2021. From 2007 to May 2021, he served in various leadership roles at SLB (formerly known as Schlumberger Limited), a global energy technology company, including most recently as Director, Corporate Legal Affairs and Assistant Corporate Secretary, from May 2007 to May 2021. Mr. Laureles earned his B.A. from the University of Chicago and his J.D. from the University of Michigan Law School.
Michael Carlson. Mr. Carlson has served as our Chief Operating Officer since September 2022. Mr. Carlson served as a consultant at Koch Engineered Solutions (“KES”), a company which provides engineering, procurement and construction services, from April 2020 to August 2020, then as Vice President of KES from August 2020 to September 2022. Prior to that, he served as President, Digital Grid North America, of Siemens Industries, Inc., a digital grid services platform, from July 2014 to March 2019, and as General Manager, Global Software Solutions at General Electric (“GE”), a high-tech industrial company, from July 2010 to June 2014. Mr. Carlson has a B.S. in Accounting and Business Management from Union College and an MBA in Finance and Marketing from Pepperdine University.

Kim Homenock. Ms. Homenock has served as our Chief People Officer since March 2022. Ms. Homenock has 20 years’ experience in senior human resources (“HR”) leadership positions across a broad range of industries including power, water, marine, industry, oil & gas, renewables, transportation, financial, and technology services. Previously, Ms. Homenock served as the Director, Devices Software & Services HR, for Amazon.com, Inc., a technology company, from May 2021 to March 2022. Prior to that she was the Director, NA Transportation HR, from January 2018 to May 2021, at Amazon. She served as Head of Global HR in GE’s Power Conversion division, an electrification and digital solutions business, from August 2014 to January 2018, and before that she served in various HR roles at GE since 2000. Ms. Homenock earned a B.A. from Brunel University, London.

Alan Russo. Mr. Russo has served as our Chief Revenue Officer since the closing of the Merger in April 2021, and served as the Chief Revenue Officer of Legacy Stem from February 2019 until the Merger. Mr. Russo is responsible for leading the expansion of the Company’s markets, including in the U.S., Canada, Europe and Asia. Previously, Mr. Russo served as Legacy Stem's Senior Vice President of Global Sales and Marketing from April 2018 to February 2019. Mr. Russo was Senior Vice President of Sales and Marketing at REC Solar Holdings AS, a wholly owned subsidiary of Duke Energy, from 2015 to April 2018, and served in various leadership roles at Bloom Energy Corporation, a green energy company, from 2006 to 2015, including most recently as Vice President of Strategic Accounts. From 1999 to 2005, Mr. Russo led Asia commercial operations for American Power Conversion, a Schneider Electric company. Mr. Russo earned his B.S. in Aerospace Engineering from Boston University.
Larsh Johnson. Mr. Johnson has served as our Chief Technology Officer since the closing of the Merger in April 2021, and served as the Chief Technology Officer of Legacy Stem from January 2016 until the Merger. Mr. Johnson is responsible for leading hardware and software engineering to meet the unique needs of the Company’s commercial, industrial, utility and energy market customers. Prior to joining the Company, Mr. Johnson served as Chief Technology Officer of Siemens Digital Grid from 2015 to 2016. Mr. Johnson joined Siemens via its 2012 acquisition of eMeter Corporation, a Bay Area software company of which he was co-founder and responsible for innovation and development of meter data management, analytics and advanced smart grid applications as Chief Technology Officer from 1999 to 2015. Prior to eMeter, Mr. Johnson co-founded CellNet Data Systems, Inc., a pioneer in wireless networks for smart metering and distribution automation, and served as Chief Technology Officer from 1985 to 1999. Mr. Johnson was a founding member of the Department of Energy’s Gridwise Architecture Council and remains a member emeritus. Mr. Johnson earned his B.S. and an M.S. in Mechanical Engineering from Stanford University.
Prakesh Patel. Mr. Patel has served as our Chief Strategy Officer since the closing of the Merger in April 2021, and served as the Chief Strategy Officer of Legacy Stem from July 2020 until the Merger. Previously, Mr. Patel served as Legacy Stem's Vice President of Capital Markets and Strategy from 2013 to July 2020. Mr. Patel has spent his career financing technology and energy ventures at the cross section of multiple industries. Before joining the Company, from 2010 to 2013, he served on the investment team at Angeleno Group, LLC, an energy and natural resources-focused private equity firm, during which time he led their investment in the Company. Previously, Mr. Patel built and managed a portfolio of private equity investments at New Bridge Investments, an investment company, from 2008 to 2010, and Deutsche Bank AG, from 2005 to 2008. Mr. Patel earned his B.A. from the University of California, Berkeley and his M.B.A. from Yale University.

Robert Schaefer. Mr. Schaefer has served as our President, Behind-the-Meter Division since May 2023. Mr. Schaefer will retire from his position as President, Behind-the-Meter Division, effective as of May 3, 2024 and will subsequently serve as a non-employee consultant through February 2, 2025. He previously served as our President of Transformational Initiatives from January 2023 to May 2023, and he served as President, AlsoEnergy following the Company’s acquisition of AlsoEnergy in February 2022. Mr. Schaefer co-founded AlsoEnergy and served as its President from September 2007 to August 2017 and as its Chief Executive Officer from August 2017 to January 2022. Prior to AlsoEnergy, Mr. Schaefer held various positions at Breece Hill LLC from 2005 through 2007, including serving as Chief Operating Officer, Vice President, Engineering, and Chief Executive Officer. Prior to Breece Hill, Mr. Schaefer developed leading products at Hertrich Development, MaxOptix and Digital Equipment Corporation. Mr. Schaefer earned his B.S. in Electrical Engineering from M.I.T and his M.S. in Control Systems from the University of Colorado, Boulder.

Matt Tappin. Mr. Tappin has served as our President, Asset Management Division since March 2023, where he leads the development and execution of the Company’s inorganic growth strategy, including M&A, investments, joint ventures, and related matters. Prior to joining the Company, Mr. Tappin held senior corporate development positions at Royal Dutch Shell, an energy company, from August 2019 to May 2021, where he focused on investments in the electricity sector, and Centrica, an energy company, from June 2017 to August 2019, where he led corporate development for the distributed energy business globally. Prior to those roles, he was an investment banker in Lazard’s Power, Energy & Infrastructure Group and a corporate attorney at Simpson Thacher & Bartlett. Mr. Tappin earned his B.A. from Washington University in St. Louis and his J.D. from the Duke University School of Law.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (the “CD&A”) describes our compensation policies and practices as they relate to our five named executive officers (our “named executive officers” or “NEOs”). The purpose of the CD&A is to explain the elements of our NEOs’ 2023 compensation; the criteria for selecting these elements; the decisions our Compensation Committee made with respect to the 2023 compensation of our NEOs; and the reasons for those decisions.
In making decisions for 2023 executive compensation, our Compensation Committee continued to focus on strengthening pay-for-performance alignment, motivating and incentivizing performance at a high level, maintaining executive stability and retaining our top talent through challenging macro and industry conditions, and appropriately compensating our executives for continuing to grow the business while mitigating commercial risks and right-sizing our operations to focus on more margin-accretive business lines.
Our named executive officers for 2023 are:
•John Carrington – Chief Executive Officer
•William Bush – Chief Financial Officer
•Saul Laureles – Chief Legal Officer and Secretary
•Alan Russo – Chief Revenue Officer
•Prakesh Patel – Chief Strategy Officer
2023 Compensation Highlights; Some 2024 Compensation Actions
•Emphasis on Performance-based Incentives. A large portion of our NEOs’ target compensation opportunity was performance-based, awarded in the form of annual cash incentives and long-term equity awards.

•Performance-based Approach to Long-term Incentives. Performance Stock Units (“PSUs”) represented 50% of the total target value of all equity granted in 2023 to John Carrington, our Chief Executive Officer. Mr. Carrington’s 2023 PSU grant will be earned, if at all, over a three-year period ending December 31, 2025 based on meeting stock price hurdles, and any earned portion will vest on December 31, 2025. The remaining long-term target incentive value was granted to our CEO in 2023 in the form of restricted stock units (“RSUs”) and stock options, which vest ratably over three years.

◦As of March 31, 2024, none of the PSUs have been earned, demonstrating the challenging nature of Mr. Carrington's performance goals and the Company’s focus on strengthening pay-for-performance alignment.

•Challenging Financial and Performance Goals. Our Compensation Committee set rigorous goals for our annual cash incentive plan that would be achieved only if we performed at a high level. For 2023, we continued to tie 100% of our NEOs’ target annual cash incentive opportunity to Company financial goals, including full-year adjusted EBITDA. Based on our performance in 2023, our eligible NEOs each earned a below-target bonus equal to 85% of their target bonuses for the year, demonstrating the link between pay and performance in our compensation design.

◦For 2024, in addition to maintaining rigorous adjusted EBITDA goals, we also added an operating cash flow metric to our annual cash incentive program, to better align our executives’ short-term pay to the Company’s goal of positive cash generation in 2024.

◦For 2024, Significantly Lower LTI Awards to Officers. Our Compensation Committee approved 2024 LTI awards to our officers that in most cases were significantly lower year-over-year in terms of target dollar size awarded in 2023, and were in the bottom quartile of awards at peer group companies. In so doing, the Compensation Committee considered the constraints in the Company’s 2021 equity plan and the decline in the Company’s stock price since awards were made to the officers in 2023, the Company’s historical burn rate, market practice, and other factors.

Strong Alignment Between Company Performance and CEO Compensation

Our compensation program is designed to deliver more compensation to our executives when our stock price increases and lower compensation when our stock price decreases. This is evidenced by comparing our CEO’s Compensation Actually Paid (as defined in the Pay Versus Performance section, below) to our CEO’s total compensation as shown in the Summary Compensation Table, which shows grant date fair values of our LTI awards that do not reflect changes in our stock price after the awards are made.

For example, in 2023, the Summary Compensation Table total compensation to our CEO was $3.8 million, while Compensation Actually Paid to our CEO was negative $6.1 million (and negative $13.2 million in 2022), primarily due to a decline in our stock price during those years, which caused the value of LTI awarded in the beginning of 2023 and in prior years to decrease significantly. In addition, our CEO’s 2023 PSU award was similarly negatively affected by a significant reduction in our stock price. As stated above, as of March 31, 2024, none of our CEO’s PSUs have been earned.
For clarity, the 2023 LTI awards made to our CEO were made on February 24, 2023 when our stock price was $7.82 and had a total grant date fair value of $2.81 million. At the end of 2023 our stock price was $3.88 and these 2023 equity awards had an intrinsic value of $408,424, which is 85% lower than their grant date fair value.
Overview of Fiscal Year 2023

2023 was a challenging year for the Company as well as the renewable energy sector as a whole. Interconnection and permitting delays resulted in slower-than-expected deployment of new clean energy projects, deliveries from hardware suppliers, and software activations. These delays and other factors negatively impacted our revenues and gross margins. Despite these challenges, we continued to grow our higher-margin business, exercise cost control discipline, and expand our offerings to new customers and in new markets, to position us for long-term success amid expected accelerated demand for our offerings and services.
We delivered strong financial results despite the difficult operating environment throughout the industry in 2023. Highlights of our 2023 performance include:
•We achieved positive adjusted half-year EBITDA for the first time in our history, a target that we laid out over one year ago, by growing revenue and expanding gross margins, while reducing operating costs.
•We generated record revenue of $461.5 million, up from $363.0 million in 2022, and we ended 2023 with total backlog of $1.9 billion, up from $969 million at the end of 2022.

•We grew our solar revenue 27% year-over-year, with four consecutive quarters of growth in revenue and assets under management (AUM).
Our management also took several other key operational, strategic, and economic measures in 2023 to continue to better position the Company for the long-term. We achieved the following goals, among others:

•We continued our series of transformational initiatives to improve productivity, increase the pace of new product offerings, reduce fixed costs and streamline the Company, all to improve profitability and our competitive advantage.
•We accelerated our shift toward professional services and software-only opportunities, which will increase our AUM and which we expect will result in higher margin recurring software and services revenue.
•We restructured our Behind-the-Meter (BTM) business to prioritize targeted opportunities leading with software and services with partner channels and a direct-to-market approach, and to reduce fixed costs.
Philosophy and Objectives
Our success is highly dependent on our ability to attract, engage and retain executives who possess the skills, competencies and passion that are consistent with our vision. To this end, we have developed our compensation program with the following overarching principles:
•the pay of our NEOs and other executive officers should be strongly linked to performance that is evaluated against pre-established financial and strategic objectives, and should balance incentivizing performance, promoting retention and maximizing stockholder value.
•the higher an executive’s position in the Company, the greater the percentage of compensation that is “at risk.” At-risk compensation refers to long-term incentive (“LTI”) awards and annual cash incentive opportunity because such compensation is subject to forfeiture and/or fluctuate based on our performance. We believe that having a significant portion of our executives’ compensation at risk more closely aligns their interests with those of the Company and of our stockholders.
•our executive compensation program should enable us to recruit, develop, motivate and retain top talent, both in the short-term and long-term.
•stock ownership guidelines, which require our executive officers to hold Stem stock, should further align the interests of our executives with those of our other stockholders.
Periodically, the Compensation Committee reviews the objectives and components of our executive compensation program to ensure they continue to align with these principles. To establish compensation parameters for our NEOs, our Compensation Committee evaluated each element of compensation separately and the total direct compensation for each NEO, and considered the information provided by Pearl Meyer & Partners, LLC (the Committee’s independent compensation consultant for the first part of 2023) and Frederic W. Cook & Co., Inc. (the Committee’s independent compensation consultant for the latter part of 2023, for the applicable period, our “Compensation Consultant”). Based on this review and analysis, our Compensation Committee concluded that, for fiscal year 2023, overall base salaries, target annual cash incentives, and the target value of LTI awards were competitive as compared to companies in our compensation peer group (discussed below).
Best Practices
Our executive compensation program reflects our commitment to best practices in governance and the alignment of pay with our performance and promotion of our values. We believe our executive compensation program includes features that align the interests of our executives with those of our stockholders.

What We Do	What We Don’t Do
Performance-Based Short-Term Incentive Awards – 100% of our executives’ target 2023 short-term incentive opportunity is based on achieving rigorous quantitative Company financial goals.	No annual cash incentive payouts for below minimum performance achievement. No hedging of Stem stock by executive officers or directors.
Stock Ownership Guidelines – We maintain stock ownership requirements for our executives and directors.	No repricing or exchanging of stock options without stockholder approval.

Mandatory Retention of Shares – Executives must retain 50% of the net shares they acquire upon the exercise of stock options and the vesting of RSUs, until they achieve the required ownership level under our stock ownership guidelines
No dividends on stock options and no dividends on unvested awards. No excise tax gross-ups.
Alignment – Align the compensation of our NEOs to the long-term performance of our common stock, with emphasis on at-risk pay.
Peer Group Analysis – Conduct an annual review of our compensation philosophy and our compensation practices as compared to a peer group and survey data.
Results of Say-on-Pay Vote; Stockholder Engagement
At our 2023 Annual Meeting of Stockholders, approximately 74% of the votes cast voted in favor of our 2022 NEO compensation program. Nine of 10 of our largest stockholders, and 22 of 25 of our largest stockholders at the time of the meeting, approved our pay program. However, the percentage of votes in favor of our program was lower because quorum at the meeting reached only 62.4% and because more than a majority of our outstanding shares held by some of our largest institutional stockholders were subject to securities lending arrangements whereby the loaned shares were not voted.
Despite our stockholders’ approval of our NEO compensation program, we attempted to engage with those three institutions that did not vote in favor, with the goal of better understanding the concerns that drove their votes. We did not receive any responses to our invitations to engage, but we remain committed to ongoing dialogue with our stockholders and communicating their concerns to the Compensation Committee. Given the general support of our stockholders, we did not make any changes to our 2023 NEO compensation program in response to the say-on-pay vote.
Elements of 2023 Total Direct Compensation
Our 2023 executive compensation program consisted of three primary elements, comprising our NEOs’ total direct compensation:
•base salary;
•annual (short-term) cash incentive awards; and
•LTI awards.
The chart below sets out the primary elements of our NEOs’ 2023 total direct compensation, certain key features of each element, and how each of these compensation elements supports our strategy.

TYPE	ELEMENT	KEY FEATURES	HOW THIS ELEMENT SUPPORTS OUR STRATEGY	PERFORMANCE-BASED?	AT RISK?
Fixed	Base Salary	Only compensation element that is fixed	Provides a base level of competitive cash compensation when all other pay elements are variable or contingent	No	No
Short-Term	Annual Cash Incentive	Payout is 100% based on achievement of rigorous quantitative financial goals	Incentivizes performance of key objectives	Yes	Yes
	RSUs	Time vesting, subject to continued employment on the vesting date	Promotes stability and retention of our executive team	No	Yes
Long-Term	Stock Options	Have value only when the stock price is higher than the exercise price	Aligns interests of our executive officers with our stockholders	Yes	Yes
	PSUs (CEO Only)	Earned if pre-determined performance targets are achieved	Rewards long-term financial results and aligns with stockholder value creation	Yes	Yes
These elements allow the Company to remain competitive and attract, retain and motivate top executive talent with current and potential future financial rewards.
The Compensation Committee reviews the elements of total direct compensation for the NEOs at least annually to evaluate whether each element of direct compensation remains competitive with that of companies in our peer group as described in “Process for Setting Executive Compensation – Peer Group Companies” below. The Compensation Committee relies on its own judgment in making these compensation decisions after its review of external market practices of companies in our executive compensation peer group, including the size and mix of direct compensation for executives in those companies. The Compensation Committee seeks to achieve an appropriate balance between annual cash rewards that encourage achievement of annual financial and non-financial objectives, and LTI awards that encourage positive long-term stock price performance, with a greater emphasis on LTI awards for more senior executives.
While external market data provides important guidance in making decisions on executive compensation, the Compensation Committee does not set compensation based on market data alone. When determining the size and mix of each element of an NEO’s target total direct compensation, the Compensation Committee also considers the following factors:
•the size and complexity of the executive's scope of responsibilities;
•leadership, management and technical expertise, performance history, growth potential, and position in reporting structure;
•overall Company and individual performance;
•retention needs;
•the recommendations of the CEO (except for his own compensation); and
•internal pay equity.

Base Salary
Base salary is the fixed portion of an executive’s annual compensation. The Compensation Committee typically reviews base salaries on an annual basis, referring to market data to understand the marketplace for individuals in similar positions. The Committee does not use a formulaic approach when setting an executive officer’s base salary. However, taking into account the recommendations of our CEO (except for his own compensation), the Compensation Committee considers the following factors when determining (or, in the case of the CEO, recommending to the Board) individual base salary levels:
•the nature and responsibility of the executive’s position,
•market trends for individuals in similar positions at comparable companies,
•the executive’s expertise, tenure, responsibilities and performance,
•competitiveness of the market for the executive’s services, and
•the desire to maintain internal pay equity among our executives.
In February 2023, our Compensation Committee reviewed the base salaries of each of our NEOs. Applying the factors above, the Committee increased (a) Mr. Laureles’ base salary from $375,000 to $400,000, and (b) Mr. Russo’s base salary from $325,000 to $350,000. The Committee made no other changes to our NEOs’ base salaries for 2023.
Annual Cash Incentive Awards

Our executives are eligible to earn performance-based annual cash incentive awards, based 100% on achievement of rigorous quantitative financial and operational metrics that are directly linked to the Company’s business strategy. The purpose of our 2023 Annual Incentive Plan (the “2023 AIP”) is to foster a results-driven, pay-for-performance culture and to align executives’ interests with those of our stockholders. Our Compensation Committee selects financial and performance objectives that it believes support our strategy and strike a balance between motivating our executives to increase near-term financial and operating results while driving profitable long-term Company growth and value for stockholders.

The performance metrics under the 2023 AIP were adjusted EBITDA, Contracted Annual Recurring Revenue (“CARR”), revenue, and contracted backlog.
The Compensation Committee considered the following in selecting these metrics:

Why This Metric?
Adjusted EBITDA*	Contracted Annual Recurring Revenue	Revenue	Contracted Backlog
Shows Company value across periods, with non-recurring events removed for a normalized view. Also reinforces the Company’s stated goal of achieving positive adjusted EBITDA in the second half of 2023.	Reflects the Company’s increased focus on software and services revenue because it includes accumulated higher margin software contracts on an annualized basis.	Provides a simple snapshot of the Company’s ability to deliver in the current period.	Shows how well the Company is positioned for growth and future success.
Connects executive compensation to the Company’s ability to manage operational expenses over the long term.	Aligns executive compensation to the Company’s ability to position itself for future cash flow.	Ties executive compensation to the Company’s ability to generate cash.	Aligns executive compensation with the Company’s ability to secure long-term agreements with its customers.
_______________
*    For a reconciliation of adjusted EBITDA to net loss on a GAAP basis, see Appendix A.

Although these four metrics remained unchanged from our 2022 Annual Incentive Plan (the “2022 AIP”), the Committee approved changes in the relative weightings of the performance metrics to align with our strategy. The Committee increased the weighting for the adjusted EBITDA metric compared to the 2022 AIP (from 20% to 30%) to focus our executive team on the Company’s long-standing goal of achieving positive adjusted EBITDA; similarly, the Committee increased the weighting for the CARR metric (from 20% to 25%) to better align with the Company’s goal of expanding its higher-margin software-enabled service offerings.

When considering the Company’s operating results for purposes of the annual cash incentive, the Compensation Committee may take into account unusual or infrequent charges or gains, depending on the nature of the item. The Compensation Committee exercises this discretion when it believes that our executives would inappropriately benefit from, or would be inappropriately penalized by, such items.

The table below summarizes the 2023 performance metrics, weighting per metric, the threshold and target goals per metric, actual attainment per metric (as a percentage of the target goal) and attainment expressed as a percentage of target. If a metric is achieved at a level between defined achievement levels, the Committee performs a linear interpolation to determine the award earned for that metric. No cash incentive is earned as to any metric if we do not achieve the threshold performance level for that metric.

Metric	Weighting	Performance Threshold (70%)	Performance Target (100%)	Actual Performance	Attainment (% of Performance Target)	% of Target Bonus (2)
Adjusted EBITDA (1)	30%	$(28.6M)	$(20.0M)	$(19.5M)	102%	110%
CARR	25%	$59.5M	$85.0M	$91.0M	107%	110%
Revenue	20%	$420.0M	$600.0M	$461.5M	77%	77%
Contracted Backlog	25%	$1,295.0M	$1,850.0M	$1,929.3M	104%	110%
Approved Payout						85%
_______________

(1)    Adjusted EBITDA represents net loss before depreciation and amortization (including amortization of internally developed software), net interest expense, further adjusted to exclude stock-based compensation, and other income and expense items, including the change in fair value of warrants and embedded derivatives, revenue constraint, revenue reduction, and excess supplier costs and resulting liquidated damages. For a reconciliation of adjusted EBITDA to net loss on a GAAP basis, see Appendix A.

(2)     Under the 2023 AIP, achievements above 100% resulted in payout of 110% of target bonus.

Our adjusted EBITDA for 2023 was negative $19.5 million, while 2023 net loss was negative $140.4 million. Adjusted EBITDA excluded charges totaling $52.8 million, which were primarily attributable to the reduction in hardware revenue due to an update to the Company’s estimate of variable consideration relating to parent company guarantees; revenue constraint; and excess supplier costs and resulting liquidated damages, and excluded a $59.1 million gain arising from the settlement of debt in 2023.

As in prior years, the Compensation Committee evaluated performance based on adjusted EBITDA, consistent with the manner in which the Company presents adjusted EBITDA in its earnings announcements and presentations to investors. Assessed in that manner, the Company achieved payout of 102% of target under the adjusted EBITDA metric and a total payout of 103% of target under the 2023 AIP. However, taking into account the Company’s 2023 performance as a whole, as well as the nature of many of the charges, the Board, upon recommendation of the Compensation Committee, exercised its negative discretion and approved a reduced total payout of 85% of target under the 2023 AIP.

The Board approved all 2023 AIP awards to the NEOs to be made in the form of Company common stock (other than to Mr. Russo, who participates in the Stem, Inc. Chief Revenue Officer Bonus Plan, as discussed below, instead of the 2023 AIP). All such stock awards were made to the NEOs on March 5, 2024.

The following table shows our NEOs’ target 2023 AIP, final earned 2023 AIP, and the number of shares of Company common stock earned in settlement of the 2023 AIP.

NEO	Target Bonus (as a % of Base Salary)	Earned 2023 AIP Bonus ($)	Number of Shares Earned(1)
Mr. Carrington	110%	514,250	191,884
Mr. Bush	75%	270,938	101,096
Mr. Laureles	65%	221,000	82,462
Mr. Patel	65%	207,188	77,308
_______________

(1)    The number of shares of common stock paid to each NEO was determined by dividing their earned 2023 AIP bonus amount by $2.68, the closing price of our common stock on February 29, 2024.
Chief Revenue Officer Bonus Plan (Mr. Russo only)

    Mr. Russo participates in the Chief Revenue Officer Bonus Plan (the “CRO Plan”) instead of the 2023 AIP. The CRO Plan provided an opportunity for Mr. Russo to earn a cash incentive for achievement of performance targets relating to gross margins of bookings and revenue. The numerical targets pertaining to Mr. Russo’s CRO Plan are not being disclosed because we believe such disclosure would cause substantial competitive harm without adding to a meaningful understanding of our executive compensation program. However, we believe his targets were difficult to achieve and were set at levels necessary to drive stockholder value. Pursuant to the CRO Plan, Mr. Russo earned a payout of 91% of target.
Long-Term Equity Incentive Awards
Overview
LTI awards are designed to give NEOs and our other executives a longer-term stake in the Company, provide incentives for the creation of sustained stockholder value, act as long-term retention and motivation tools, and directly tie employee and stockholder interests over the longer term. Our 2023 LTI awards to NEOs other than our CEO were in the form of 50% stock options and 50% RSUs. Our CEO received 2023 LTI awards in the form of 50% PSUs, 25% RSUs, and 25% stock options. In consultation with the Compensation Consultant, the Compensation Committee annually evaluates the type and mix of LTI awards to be granted.
The Compensation Committee believes that our LTI program for our NEOs is well-aligned with stockholders, which is demonstrated by the significantly lower values disclosed in the “Compensation Actually Paid” compared to the values reported in the Summary Compensation Table during years in which the Company share price decreased (see the Pay vs. Performance table beginning on page 63).
As the Company continues to mature, the Compensation Committee is actively considering the introduction of additional types of performance-based LTI awards for all executives, including making PSU grants to executive officers other than our CEO. The Compensation Committee believes that establishing a longer record of performance as a public company will allow the Compensation Committee to better evaluate additional types of performance-based LTI awards and associated longer-term metrics and targets.
RSUs
The Compensation Committee believes that RSUs are an important element in an executive’s LTI mix because RSUs align the interests of our executive officers with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSUs are subject to service-based vesting. Because RSUs have value even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Unlike our RSUs granted in 2022, which vest over a four-year period, our RSUs granted in 2023 vest annually over a three-year period. The Compensation Committee approved this change based on its review of market data and in consultation with the Compensation Consultant to align more closely with peer practices. The Compensation Committee believes that, as with stock options, RSUs help incentivize our executive officers to build value that can be sustained over time.
On April 12, 2023, Mr. Bush was awarded an additional grant of 298,804 RSUs (in addition to his 2023 annual RSU grant) to recognize his differentiated impact as Chief Financial Officer. Such RSUs will vest 100% on April 12, 2026, subject to his continued employment through such date.

PSUs (CEO only)

Mr. Carrington, our CEO, was the sole recipient of a PSU award in 2023 (the “2023 CEO PSUs”). The award, the target dollar value of which was $2.0 million and was granted on February 24, 2023, will be earned, if at all, based upon the Company’s common stock achieving certain pre-determined price targets. Fifty percent of the 2023 CEO PSUs will be earned if our common stock reaches a price target of at least $12.50 for 30 consecutive trading days during the three-year performance period beginning January 1, 2023 and ending December 31, 2025. The remaining 50% of the 2023 CEO PSUs will be earned if our common stock reaches a price target of at least $15.00 for 30 consecutive trading days during the same period. Solely to the extent earned, the 2023 CEO PSUs will vest on December 31, 2025, subject to Mr. Carrington’s continued employment on such date. No shares will be issued under the 2023 CEO PSUs if we do not achieve the applicable stock price targets during the performance period.

As of March 31, 2024, none of the 2023 CEO PSUs have been earned, demonstrating the challenging nature of the performance goals and the Company’s focus on strengthening pay-for-performance alignment. To earn 100% or more of the 2023 CEO PSUs, the Company’s closing stock price of $1.86 on March 26, 2024 must increase by 806% over the remaining one year and nine months of the performance period.

The grant of 2023 CEO PSUs was the first time the Company had ever awarded PSUs to an executive officer. In deciding to grant the 2023 CEO PSUs, the Compensation Committee considered various factors, including (1) the existing mix of cash and equity compensation awarded to Mr. Carrington, (2) the desire to more closely align his equity compensation package with the Company’s commitment to stockholder value creation, and (3) the fact that he received no LTI award in 2022. The Compensation Committee used the Company’s stock price as the performance metric for the 2023 CEO PSUs because it most directly measures the Company’s objective of generating stockholder value and delivering financial results in the near term. Additionally, the Compensation Committee chose the performance period beginning January 1, 2023 and ending December 31, 2025 in order to further incentivize Mr. Carrington in alignment with stockholder interests during a critical juncture of our growth.
Stock Options

While the 2023 CEO PSUs further align our CEO’s compensation with the stock price returns experienced by our stockholders and encourage achievement of strategic and financial goals that support our long-term stock performance, the Compensation Committee also believes that stock options are a similar form of performance-based compensation because the value of stock options is tied solely to the Company’s stock price, and any decline in the Company’s stock price should also have a negative impact on our executives’ pay. Starting in 2023, our stock options vest over a three-year period, rather than a four-year period. Similar to the corresponding change made for our RSUs, the Compensation Committee approved the three-year vesting period to align more closely with peer company practice. Because these options typically vest over a three-year period and expire after 10 years, they incentivize our executive officers to increase stockholder value that can be sustained over time. Therefore, the Compensation Committee believes that options, with an exercise price equal to (or greater than) the closing price of our common stock on the date of grant, are inherently performance-based and are an effective tool to motivate our executive officers to build stockholder value.
Target Value of 2023 LTI Awards

When determining the amount of LTI awards granted to an NEO, the Company considers the executive’s experience, level of responsibilities, and contributions to the success of the Company, as well as market data and internal pay equity. In addition to rewarding our NEOs based on personal and Company performance, equity awards have also served to retain the services of such executives since they are subject to time-based vesting conditions.

The Compensation Committee approved the following LTI awards to our NEOs in 2023, based on market data and internal pay equity, and other factors set forth below the table. Except as described below, the awards were granted on February 15, 2023 in connection with the Company’s annual LTI award cycle, will vest in three annual installments (33%/33%/34%) beginning on February 15, 2024, and, in the case of options, have an exercise price of $10.25.

NEO	Target Value of 2023 Grants (1)	Number of RSUs Granted	Number of Options Granted	Number of PSUs Granted
Mr. Carrington (2)	$4,000,000	105,264	135,502	210,527
Mr. Bush (3)	$4,300,000	446,172	190,375	—
Mr. Laureles	$2,000,000	105,263	135,982	—
Mr. Russo	$1,900,000	100,000	129,183	—
Mr. Patel	$1,900,000	100,000	129,183	—
_______________
(1)    See “Executive Compensation Tables—Grants of Plan-Based Awards” beginning on page 56 for the grant date fair value of each grant, computed in accordance with applicable accounting standards.
(2)    Mr. Carrington’s RSU, PSU, and option grants were made on February 24, 2023. See “PSUs (CEO only),” above, for a description of the material terms of Mr. Carrington’s PSU grant, none of which are earned as of March 31, 2024. Although granted on February 24, 2023, Mr. Carrington’s stock options also have an exercise price of $10.25, which is higher than the closing price of our common stock on February 24, 2023 of $7.82.
(3)    Includes 147,368 RSUs awarded on February 15, 2023 as part of the 2023 LTI grants and 298,804 RSUs awarded on April 12, 2023, as discussed above.

Additional information regarding the equity awards granted to NEOs in 2023, 2022, and 2021 is set forth below in the “Summary Compensation Table,” “Grants of Plan-Based Awards” table, and the “Outstanding Equity Awards at 2023 Fiscal-Year End” table, below, beginning on pages 55, 56 and 57, respectively.
Process for Setting Executive Compensation
Peer Group Companies
The Compensation Committee considers formal executive compensation survey data prepared or provided by our Compensation Consultant (including custom cuts of survey data from Radford) when it reviews and determines executive compensation. The Compensation Committee also considers the executive compensation practices at various “peer group” companies when evaluating changes to the Company’s executive compensation program. To prepare for its executive compensation analysis, the Company’s executive compensation department works with our Compensation Consultant to match Company positions and responsibilities against survey positions and responsibilities and to compile the annual compensation data for each executive officer. The purpose of our peer group comparison and Radford data is to ensure that our total executive compensation package operates effectively and remains both reasonable and competitive.
The Compensation Committee’s selection criteria for companies comprising our 2023 peer group included:
•high-growth energy technology companies in the United States, with a focus on energy storage system, battery technology, clean energy, and artificial intelligence companies serving the utilities sectors or major commercial and industrial enterprises, or both;
•companies with global operations;
•companies with high valuation multiples and fast growth trajectories;
•companies with revenues up to $1.5 billion, market capitalization between $1 billion and $10 billion, and over 600 employees; and
•potential competition for executive talent.
In arriving at these selection criteria, the Committee recognized that, due to the recently public nature of many companies reviewed for inclusion in the peer group, revenues at such companies were still growing, and market capitalizations were very volatile. For these reasons, revenue and market capitalization ranges approved by the Compensation Committee were somewhat wider than would normally be seen for more mature companies.
The Compensation Committee, with the assistance of our Compensation Consultant, annually reviews specific criteria and recommendations regarding companies to add to or remove from the comparator groups. As a general matter, the Company selects suitable comparator companies such that Stem is near the median of the companies in the peer group in terms of estimated revenue in the then-current year and then-current market capitalization.
Applying the criteria above, the Compensation Committee approved the following companies as our executive compensation peer group, effective for 2023 compensation decisions:

Array Technologies, Inc. Blink Charging Co. Bloom Energy Corporation ChargePoint Holdings, Inc. Enphase Energy, Inc.	Fluence Energy, Inc. Eos Energy Enterprises, Inc. EVgo, Inc. FuelCell Energy, Inc. Ormat Technologies, Inc.	Plug Power Inc. Proterra Inc. Sunnova Energy International Inc. Vicor Corporation Volta Inc. (1)
_______________
(1) Volta Inc. was acquired in March 2023 by Shell Oil Inc.

For 2023, Fluence Energy, Inc. was added to our peer group due to business overlap. The Compensation Committee reassesses the executive compensation peer group when appropriate to reflect, for instance, consolidation between comparator companies or other industry changes and other developments. In approving our peer group for 2024 compensation decisions, the Compensation Committee made adjustments to our peer group to reflect our lower market capitalization. Similarly, in making our 2024 compensation decisions, the Compensation Committee considered the impact of our lower market capitalization on our equity incentive plan share reserve and, accordingly, adjusted downward the size of executive equity awards.
Compensation Committee Review
Our Compensation Committee reviews the elements of our NEOs’ total direct compensation throughout the year, to evaluate whether each element remains competitive and is aligned with our internal pay equity. In making compensation decisions, the Compensation Committee relies on its own judgment after reviewing external market data, and also considers the following factors:
•the executive’s scope of responsibilities, as well as leadership, management and technical expertise, growth potential, and position in our reporting structure;
•overall Company and individual performance;
•retention needs;
•the recommendations of our CEO (except with respect to his own compensation);
•feedback received during our stockholder engagements; and
•internal pay equity.

In February of each year, the Compensation Committee evaluates all elements of executive officer compensation, after reviewing the prior year’s results and the achievement of Company financial objectives. The purpose of this annual evaluation is to determine whether any changes in an officer’s compensation may be appropriate. The CEO does not participate in the Compensation Committee’s deliberations regarding his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers. Our Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions. Our Chief People Officer assists the CEO in developing the other executives’ performance reviews and reviewing external market data to determine the CEO’s executive compensation recommendations for other executive officers.

The Compensation Committee annually reviews the base salary of our CEO in executive session and recommends his base salary to the independent members of the Board for approval, based on the criteria described above. The CEO presents his recommendations for his leadership team for base salary adjustments to the Compensation Committee for their review and approval.

Independent Compensation Consultant

Our Compensation Committee has retained our Compensation Consultant as its independent consultant with respect to executive compensation matters, as well as non-employee director compensation matters. Our Compensation Consultant works with our management team to:
•Review and develop our executive compensation peer group;

•Compile annual total direct compensation data for each executive officer, and to compare the compensation opportunities of our executive officers with those at comparable roles at companies in our peer group;
•Conduct an analysis of competitive non-employee director compensation levels and market trends using the same peer group;
•Assist in the design of the short- and long-term incentive plans;
•Work any other related compensation needs; and
•Participate in each compensation committee meeting.

Our Compensation Consultant reports only to, and acts solely at the direction of, our Compensation Committee. The Compensation Committee assessed the independence of both Compensation Consultants engaged during 2023 (both Pearl Meyer & Partners, LLC and Frederic W. Cook & Co., Inc. during their respective periods of engagement) pursuant to SEC rules and concluded that their work did not raise any conflict of interest that would prevent our Compensation Consultants from independently representing our Compensation Committee.
Other Compensation Plans
Health and Welfare Plans and 401(k) Plan. The NEOs are eligible to participate in the Company’s employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short- and long-term disability and life insurance, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs also participate in our 401(k) plan, subject to limits imposed by the Internal Revenue Code, to the same extent as the Company’s other full-time employees.
Other Benefits. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.
Limited Perquisites. We provide only limited perquisites to our NEOs. None of our NEOs received $10,000 or more of perquisites or other personal benefits from the Company in 2023.
Stock Ownership Guidelines
In April 2022, the Compensation Committee adopted Stock Ownership Guidelines that apply to our executive officers and directors. The guidelines are intended to further the Company’s goal of promoting sound corporate governance practices by aligning the financial interests of the executive officers and directors with those of our stockholders.
Under the guidelines, our CEO is expected to maintain ownership of Stem common stock representing five times his annual base salary, and each other executive officer is expected to maintain ownership of Stem common stock representing two times his or her annual base salary. Board members are each expected to maintain ownership of Stem common stock representing four times his or her annual cash retainer. Under the guidelines, our executives and board members have five years to satisfy the ownership requirements. During that time, directors and executive officers are expected to retain 50% of the net shares acquired upon stock option exercises and RSU vesting, until they achieve their minimum requirement under the guidelines.
As of March 31, 2024, all of our NEOs and board members were in compliance with our stock ownership guidelines.
Anti-Hedging and Pledging Policies
Our Insider Trading Policy prohibits hedging transactions and encourages our executive officers to exercise caution when pledging Company securities as collateral for a loan. As of March 31, 2024, no shares of Company common stock beneficially owned by a director or executive officer is subject to a pledge.
Compensation Program Risk Considerations
Our management, with the assistance of our Compensation Consultant, periodically assesses our compensation plans and programs that apply throughout the Company, including those plans and programs in which our executives participate. The findings are reviewed by senior management prior to being reviewed and discussed with the Compensation Committee.

Plan elements that are reviewed include participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, maximum payout opportunities, and the mix of fixed and variable compensation that the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (e.g., how payout amounts relate to the results which generate the payment), how well the plans and programs are aligned with Stem’s goals and objectives, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short- and long-term compensation.
The purpose of these reviews is to determine whether the risks related to the design and operation of these plans and programs, if present, are reasonably likely to have a material adverse effect on the company. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.
The various mitigating factors that support this conclusion include:
•oversight of annual cash incentive awards and all stock-based compensation by the Compensation Committee;
•annual cash incentive award payouts capped at 110% of target;
•appropriate balance of short-term and long-term incentive awards;
•senior management oversight of key plans and programs, including approving target level payouts;
•setting financial and operating goals, and approving payouts;
•administration and oversight of plans and programs by multiple functions within the Company (e.g., finance, legal and human resources); and
•vesting and stock ownership requirements for executive officers, which encourage long-term perspectives among participants.
Executive Compensation Recoupment Policy
We adopted a clawback policy in October 2023 which is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non- compliance with any financial reporting requirement under the federal securities laws, the Company will recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. Our clawback policy is filed as Exhibit 97 to our Annual Report on Form 10-K filed on February 29, 2024.

REPORT OF THE COMPENSATION COMMITTEE
During 2023, only non-management directors comprised the Compensation Committee. The Board determined that each member of the Compensation Committee is independent under the NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board. As described more fully in its charter, the purpose of the Compensation Committee is to assist the Board in the review and approval of the compensation and other benefits for our executive officers and directors.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board, and the Board approved, the incorporation by reference of the “Compensation Discussion and Analysis” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and inclusion in this Proxy Statement.
Submitted by the Stem Compensation Committee
Michael C. Morgan (Chair)
David Buzby
Jane Woodward

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the compensation paid to our NEOs:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
John Carrington Chief Executive Officer	2023	550,600	2,172,642 (6)	633,540	514,250	13,200	3,884,232
	2022	550,215	999,999	978,778	611,340	—	3,140,333
	2021	475,795	37,815,664	1,654,948	594,825	24,760	40,565,992
William Bush Chief Financial Officer	2023	425,600	3,010,518	1,264,642	270,938	13,200	4,984,898
	2022	425,712	874,995	856,424	322,090	—	2,479,221
	2021	374,167	2,938,958	661,980	315,000	19,231	4,309,336
Saul Laureles Chief Legal Officer and Corporate Secretary (8)	2023	400,600	1,078,946	903,315	221,000	13,200	2,617,061
	2022	374,844	1,041,932	660,674	246,304	—	2,323,754
Alan Russo Chief Revenue Officer (8)	2023	350,600	1,025,000	858,150	316,943 (7)	—	2,550,693
Prakesh Patel Chief Strategy Officer (8)	2023	375,600	1,025,000	858,150	207,188	—	2,465,938
_______________
(1)Amounts reflect salary actually paid to the NEOs in the years shown.
(2)Amounts reflect the aggregate grant date fair value of time-vested RSUs granted to the NEOs in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), and based on the closing price of our common stock on the date of grant. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests. See Note 16, “Stock-Based Compensation,” to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding these amounts.
(3)Amounts reflect the aggregate grant date fair value of option awards granted to the NEOs in the years shown, computed in accordance with ASC Topic 718. This amount reflects the accounting grant date value of such awards and does not correspond to actual value that may be realized by the NEOs in the future. A description of the methodologies and assumptions we use to value option awards, and the manner in which we recognize the related expense, are described in Note 16, “Stock-Based Compensation,” to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. The NEOs may never realize any value from these stock options and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.
(4)Amounts reflect annual cash incentives earned by the NEOs for the years shown under the 2023 AIP, pursuant to which the NEOs were each eligible to receive annual cash incentives determined as a percentage of their respective base salaries based on the achievement of pre-established financial and operational metrics. For 2023, the annual cash incentives earned by the NEOs in respect of the 2023 AIP were paid in fully vested shares of our stock.
(5)Amounts for 2023 reflect Company matching contributions to the NEO's 401(k) accounts.
(6)Total amount of $2,172,642 includes (a) a grant date fair value for 2023 RSUs of $823,164 pursuant to our 2023 LTI awards, and (b) a grant date fair value for the 2023 CEO PSUs of $1,349,478, which was calculated based on the probable outcome of the performance conditions using a Monte Carlo simulation valuation method. Assuming maximum performance, the grant date value of the 2023 CEO PSUs would be $1,646,321.
(7)Amount representing 91% of Mr. Russo’s base salary, paid in cash pursuant to the achievement of pre-established financial and operational metrics in the CRO Plan in which he participated in lieu of the 2023 AIP.
(8)Mr. Russo and Mr. Patel were not NEOs prior to 2023 and Mr. Laureles was not an NEO prior to 2022; thus, no amounts are reported for such NEOs prior to such years.

2023 Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted to our NEOs in 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Share) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Carrington		$423,500	$605,000	$756,250
	2/24/2023								135,502	$10.25	$633,540
	2/24/2023							105,264			$823,164
	2/24/2023				105,263	210,527	210,527				$1,349,478
William Bush		$223,125	$318,750	$398,438
	2/15/2023								190,375	$10.25	$1,264,642
	2/15/2023							147,368			$1,510,522
	4/12/2023							298,804			$1,499,996
Saul Laureles		$182,000	$260,000	$325,000
	2/15/2023								135,982	$10.25	$903,315
	2/15/2023							105,263			$1,078,946
Alan Russo (7)		—	$350,000	—
	2/15/2023								129,183	$10.25	$858,150
	2/15/2023							100,000			$1,025,000
Prakesh Patel		$170,625	$243,750	$304,688
	2/15/2023								129,183	$10.25	$858,150
	2/15/2023							100,000			$1,025,000
_______________
(1)These columns show the possible cash incentive payouts for each NEO for fiscal year 2023 based on performance goals set for the year. Threshold, target, and maximum possible payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year. Threshold amounts are payable only if minimum performance goals are met. Actual cash incentive amounts earned for 2023 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and such amounts were paid in the form of fully vested shares of common stock. For information about the 2023 cash incentive paid to our NEOs, see “Compensation Discussion and Analysis—Elements of 2023 Compensation—Annual Cash Incentive Awards.”
(2)These columns represent the 2023 CEO PSUs granted to Mr. Carrington, which are eligible to vest based on the achievement of relevant stock price goals. The threshold amount represents the number of PSUs eligible to vest if our common stock reaches a price target of $12.50 for 30 consecutive trading days during the three-year performance period beginning January 1, 2023 and ending December 31, 2025, and the target and maximum amounts represent the total number of PSUs (inclusive of the threshold amounts) eligible to vest if our common stock reaches a price target of $15.00 for 30 consecutive trading days during such performance period.
(3)The RSUs granted to the NEOs vest 33% / 33% / 34% over a three-year period, subject to such executive’s continued employment with the Company, except that the RSUs granted to Mr. Bush on April 12, 2023 vest 100% on April 12, 2026, subject to his continued employment with the Company.
(4)Stock options granted to the NEOs vest 33% / 33% / 34% over a three-year period.
(5)Stock option exercise prices reflect the closing price of Stem common stock on February 15, 2023. Mr. Carrington’s stock options were granted on February 24, 2023, but also have an exercise price of $10.25 (which is higher than the closing price of Stem common stock on February 24, 2023 of $7.82) so as to remain aligned with our other NEOs’ stock options.
(6)Dollar amount reported reflects the grant date fair value, in each case computed in accordance with FASB ASC Topic 718. See the footnotes to the Summary Compensation Table and Note 16, “Stock-Based Compensation,” to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for the relevant assumptions used to determine the valuation of our stock and option awards.
(7)The amount reported in this row represents the target payout under Mr. Russo’s CRO Plan equal to 100% of his base salary.

Outstanding Equity Awards at 2023 Fiscal-Year End
The following table sets forth additional information regarding outstanding and unexercised stock options and outstanding RSUs for each of our NEOs as of December 31, 2023:

		Option Awards				Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)*
John Carrington	02/08/2015	206,184	—	0.97	02/07/2025
	02/08/2015	3,381	—	0.97	02/07/2025
	10/28/2015	777,150	—	1.25	10/27/2025
	10/22/2019	1,165,455	—	2.41	10/21/2029
	12/03/2020	204,600	—	6.81	12/02/2030
	12/03/2020	587,124	195,708	6.81	12/02/2030
	05/28/2021	49,329	49,329	25.34	05/28/2031
	03/01/2022	41,867	125,603	9.33	03/01/2032
	02/24/2023 (3)	—	135,502	10.25	02/24/2033
	07/02/2021(2)					1,000,000	3,880,000
	07/02/2021					19,732	76,560
	03/01/2022					80,386	311,898
	02/24/2023(8)					105,263	408,420
	02/24/2023(3)					105,264	408,424
William Bush	05/30/2017	6	—	1.67	05/30/2027
	10/22/2019	194,558	—	2.41	10/21/2029
	12/03/2020	256,482	85,495	6.81	12/02/2030
	12/03/2020	99,608	—	6.81	12/02/2030
	05/28/2021	19,731	19,732	25.34	05/28/2031
	03/01/2022	36,633	109,902	9.33	03/01/2032
	02/15/2023 (3)	—	190,375	10.25	2/15/2033
	07/02/2021 (4)					65,000	252,200
	07/02/2021					7,893	30,625
	03/01/2022					70,338	272,911
	02/15/2023 (3)					147,368	571,788
	04/12/2023 (5)					298,804	1,159,360
Saul Laureles	05/28/2021	17,265	17,265	25.34	05/28/2031
	03/01/2022	28,260	84,782	9.33	03/01/2032
	02/15/2023 (3)	—	135,982	10.25	02/15/2033
	03/01/2022					54,261	210,533
	07/02/2021					6,906	26,795
	07/28/2022 (9)					34,325	133,181
	02/15/2023 (3)					105,263	408,420
Alan Russo	05/28/2021	7,091	7,091	25.34	05/28/2031
	03/01/2022	26,167	78,501	9.33	03/01/2032
	02/15/2023 (3)	—	129,183	10.25	02/15/2033
	07/02/2021 (6)					65,000	252,200
	07/02/2021					8,509	33,015
	03/01/2022					50,241	194,935
	02/15/2023 (3)					100,000	388,000
Prakesh Patel	07/21/2015	32,137	—	1.25	07/21/2025
	10/28/2015	303,145	—	1.25	10/28/2025
	10/22/2019	291,632	—	2.41	10/22/2029
	12/03/2020	99,608	—	6.81	12/03/2030
	05/28/2021	17,265	17,265	25.34	05/28/2031
	03/01/2022	26,167	78,501	9.33	03/01/2032
	02/15/2023 (3)	—	129,183	10.25	02/15/2033
	07/02/2021 (7)					65,000	252,200
	07/02/2021					6,906	26,795

03/01/2022	50,241	194,935
02/15/2023 (3)	100,000	388,000
_______________
*     Market values in these columns were determined by multiplying the number of shares of stock by $3.88, the closing price of our common stock on December 29, 2023, the last trading day of the year.
(1)On April 27, 2021, our stockholders approved the 2021 Plan. Prior to that date, equity awards were granted under the Stem, Inc. 2009 Equity Incentive Plan (the “2009 Plan”). Following the adoption of the 2021 Plan, no further grants of awards have been made or will be made under the 2009 Plan. Unless otherwise noted below, options disclosed in this table generally vest over four years, with 25% of the option vesting on the one-year anniversary of the vesting commencement date and 1/48th of the option vesting monthly thereafter through the four-year anniversary of the vesting commencement date, subject to the NEO's continued employment with the Company through the applicable vesting dates, except that stock options granted on March 1, 2022 vest in four equal annual installments beginning on the one-year anniversary of the grant date subject to the NEO's continued employment with the Company through the applicable vesting dates. Unless otherwise noted below, stock awards disclosed in this table are in the form of RSUs and generally vest in four equal annual installments beginning on the first anniversary of the grant date.
(2)Mr. Carrington was awarded an equity grant in connection with the closing of the Merger (a “Closing Grant”) of 1,000,000 RSUs in recognition of his leadership in closing the Merger and for retention purposes. To promote retention of Mr. Carrington during our critical transition to a public company, his Closing Grant will vest over seven years, with the first 3/7th of his award (43%) “cliff” vesting on April 28, 2024 and 1/7th vesting each anniversary thereafter, subject to Mr. Carrington’s continued employment with the Company on such vesting dates.
(3)Options and RSUs granted on February 15, 2023 and February 24, 2023 vest in three annual installments (33% / 33% / 34%) beginning on the first anniversary of the grant date.
(4)Mr. Bush was awarded a Closing Grant of 65,000 RSUs in recognition of his leadership in closing the Merger. The RSU vests 100% on April 28, 2024, subject to his continued employment with the Company on such date.
(5)Mr. Bush was awarded a grant of 298,804 RSUs on April 12, 2023 to recognize his differentiated impact as Chief Financial Officer, which will vest on 100% on April 12, 2026, subject to his continued employment with the Company on such date.
(6)Mr. Russo was awarded a Closing Grant of 65,000 RSUs in recognition of his leadership in closing the Merger and for retention purposes. The RSU vests 100% on April 28, 2024, subject to his continued employment with the Company on such date.
(7)Mr. Patel was awarded a Closing Grant of 65,000 RSUs in recognition of his leadership in closing the Merger and for retention purposes. The RSU vests 100% on April 28, 2024, subject to his continued employment with the Company on such date.
(8)Represents the 2023 CEO PSUs which are currently unearned and may be earned based on the Company’s achievement of share price hurdles during the three-year performance period ending December 31, 2025. Amounts shown reflect the number of PSUs that can be earned upon achieving the threshold share price of $12.50 for 30 consecutive trading days (50% of the PSUs granted).
(9)Mr. Laureles was awarded 34,325 RSUs that vested 100% on January 28, 2024, subject to his continued employment with the Company on such date.
Option Exercises and Stock Vested in 2023
The following table provides additional information about options exercised and RSUs vested for our NEOs in the fiscal year ended December 31, 2023:

Name	Option Awards		RSU Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John Carrington	—	—	36,661	262,524
William Bush	—	—	27,391	209,878
Saul Laureles	—	—	21,539	163,635
Alan Russo	—	—	21,002	155,994
Prakesh Patel	—	—	20,200	152,601
_______________
(1)    Represents the amounts realized based on the fair market value of the Company’s stock on the vesting date of the RSUs.

Potential Payments Upon Termination or Change in Control

Each NEO is party to an employment agreement (the “Employment Agreements”) that provides for certain severance payments and benefits in connection with certain qualifying terminations of employment, as well as enhanced severance payments and benefits if qualifying terminations of employment occur in connection with a “Change in

Control” (as defined in the 2021 Plan). In April 2023, the Compensation Committee conducted a review of its executive severance and change in control practices and concluded that they were in line with market practice.
Employment Agreements

The “Change in Control Period” in the Employment Agreements commences three months prior to the occurrence of the Change in Control and ends 12 months following the Change in Control. Upon a termination without “Cause” (other than a termination due to death or disability) or resignation for “Good Reason,” in each case, outside of the Change in Control Period (each, as defined in the Employment Agreements), each NEO would be eligible to receive: (i) payment of any bonus earned, but not yet paid for the year prior to the year of termination; (ii) an amount equal to 12 months (in the case of Mr. Carrington) or nine months (in the case of Mr. Bush, Mr. Laureles, Mr. Russo and Mr. Patel) of his annual base salary in effect immediately prior to termination; (iii) payment of a pro rata bonus for the year of termination based on actual performance; and (iv) payment or reimbursement for the premiums that the NEO would be required to pay to maintain continued health coverage under COBRA for a period of up to 12 months (in the case of Mr. Carrington) or nine months (in the case of Mr. Bush, Mr. Laureles, Mr. Patel, and Mr. Russo) following the date of termination. Mr. Carrington, Mr. Bush, Mr. Patel, and Mr. Russo would also be entitled to accelerated vesting of the portion of their Closing Grants that would have otherwise vested within 12 months (in the case of Mr. Carrington), six months (in the case of Mr. Bush and Mr. Patel), or three months (in the case of Mr. Russo) following the date of termination, assuming employment had continued through such date and assuming the Closing Grants provided for annual vesting of 34% per year (in the case of Mr. Bush, Mr. Laureles, Mr. Patel, and Mr. Russo) or 15% per year (in the case of Mr. Carrington). Receipt of all such payments and benefits would be subject to the NEO’s execution and non‑revocation of a release of claims and his or her continued compliance with the covenants set forth in his or her Employment Agreement.

Upon a termination without Cause (other than a termination due to death or disability) or resignation for Good Reason, in each case, during the Change in Control Period, each NEO would be eligible to receive: (i) cash payment equal to two times (in the case of Mr. Carrington) or one times (in the case of Mr. Bush, Mr. Laureles, Mr. Russo, and Mr. Patel) the sum of the NEO’s annual base salary plus target bonus; (ii) payment of any bonus earned, but not yet paid for the year prior to the year of termination; (iii) payment of a pro-rata bonus for the year of termination based on actual performance; and (iv) payment or reimbursement for the premium that the NEO would be required to pay to maintain continued health coverage under COBRA for a period of up to eighteen months (in the case of Mr. Carrington) or twelve months (in the case of Mr. Bush, Mr. Laureles, Mr. Russo, and Mr. Patel) following the date of termination. Mr. Carrington, Mr. Bush, Mr. Russo, and Mr. Patel would also be entitled to full vesting of their Closing Grants. Receipt of all such payments and benefits would be subject to the NEO’s execution and non-revocation of a release of claims and his or her continued compliance with the covenants set forth in the Employment Agreements.
The 2021 Plan
Pursuant to the terms of the 2021 Plan, and unless provided otherwise in an award agreement or other agreement between us or an affiliate and the participant, in the event of Change in Control (as defined in the 2021 Plan), our Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Change in Control:
•arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);
•arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
•accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by our Board, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;
•arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as our Board, in its reasonable determination, may consider appropriate as an approximation of the value of the cancelled award; and
•cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment equal to the excess, if any, of (A) the value in the Change in Control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.
Our Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award. In the absence of any affirmative determination by our Board at the time of a Change in Control, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, referred to as a successor corporation, unless the successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as our Board will determine (or, if our Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

For a description of the treatment of equity awards under the 2024 Equity Incentive Plan, if approved by our stockholders, see Proposal 2.
Estimated Payments as of December 31, 2023

The following table presents the estimated payments that each of our NEOs would have been entitled to receive under the arrangements described above assuming that a termination of employment and, where applicable, a Change in Control of the Company had occurred as of December 31, 2023 (with equity award values estimated based on the closing price per share of our common stock on December 29, 2023, the last trading day of 2023, of $3.88). Amounts actually received by an NEO (if any) upon termination of employment will vary based on factors such as the timing during the year of any such event, the Company’s stock price, and any changes to our benefit arrangements and policies. Amounts shown do not include: (i) benefits earned during the term of the NEO’s employment that are available to all benefit-eligible salaried employees and (ii) the value of vested equity awards that the NEO is entitled to regardless of whether employment is terminated.

Name	Benefit	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason in Connection with a Change in Control ($)
John Carrington	Earned unpaid bonus (1)	—	—
	Base Salary Severance (2)	550,000	—
	Pro-rated bonus for year of termination (3)	514,250	514,250
	COBRA benefit (4)	32,702	49,053
	Base Salary plus Bonus Severance (5)	—	2,310,000
	Accelerated vesting of Closing Grant (6)	1,746,000	3,880,000
	Total	2,842,952	6,753,303

William Bush	Earned unpaid bonus (1)	—	—
	Base Salary Severance (2)	318,750	—
	Pro-rated bonus for year of termination (3)	270,938	270,938
	COBRA benefit (4)	25,704	34,272
	Base Salary plus Bonus Severance (5)	—	743,750
	Accelerated vesting of Closing Grant (6)	252,200	252,200
	Total	867,592	1,301,160

Saul Laureles	Earned unpaid bonus (1)	—	—
	Base Salary Severance (2)	300,000	—
	Pro-rated bonus for year of termination (3)	221,000	221,000
	COBRA benefit (4)	2,259	3,012
	Base Salary plus Bonus Severance (5)	—	660,000
	Total	523,259	884,012

Alan Russo	Earned unpaid bonus (1)	—	—
	Base Salary Severance (2)	262,500	—
	Pro-rated bonus for year of termination (3)	316,943	316,943
	COBRA benefit (4)	24,526	32,702
	Base Salary plus Bonus Severance (5)	—	700,000
	Accelerated vesting of Closing Grant (6)	171,496	252,200
	Total	775,465	1,301,845

Prakesh Patel	Earned unpaid bonus (1)	—	—
	Base Salary Severance (2)	281,250	—
	Pro-rated bonus for year of termination (3)	207,188	207,188
	COBRA benefit (4)	22,216	29,622
	Base Salary plus Bonus Severance (5)	—	618,750
	Accelerated vesting of Closing Grant (6)	252,200	252,200
	Total	762,854	1,107,760

_______________
(1)Represents the portion of each NEO’s bonus for the year prior to their departure that was earned but unpaid as of the date of termination. There would have been no earned but unpaid amount for 2022 upon a departure as of December 31, 2023.
(2)With respect to a qualifying termination not in connection with a Change in Control, represents an amount equal to 12 months (in the case of Mr. Carrington) or nine months (in the case of Mr. Bush, Mr. Laureles, Mr. Russo, and Mr. Patel) of the NEO’s annual base salary in effect immediately prior to termination.

(3)In light of the assumed date of termination of December 31, 2023, represents payment of the AIP (or CRO Plan for Mr. Russo) bonus for 2023 based on actual performance.
(4)With respect to a qualifying termination not in connection with a Change in Control, represents payment or reimbursement for the premiums that the NEO would be required to pay to maintain continued health coverage under COBRA for a period of up to 12 months (in the case of Mr. Carrington) or nine months (in the case of Mr. Bush, Mr. Laureles, Mr. Russo, and Mr. Patel) following the date of termination. With respect to a qualifying termination in connection with a Change in Control, represents payment or reimbursement for the premium that the NEO would be required to pay to maintain continued health coverage under COBRA for a period of up to 18 months (in the case of Mr. Carrington) or 12 months (in the case of Mr. Bush, Mr. Laureles, Mr. Russo, and Mr. Patel) following the date of termination.
(5)With respect to a qualifying termination in connection with a Change in Control, represents cash payment equal to two times (in the case of Mr. Carrington) or one times (in the case of Mr. Bush, Mr. Laureles, Mr. Russo, and Mr. Patel) the sum of the NEO’s annual base salary plus target bonus (which for Mr. Russo reflects the target award under the CRO Plan).
(6)With respect to a qualifying termination of Mr. Carrington, Mr. Bush, Mr. Russo, and Mr. Patel not in connection with a change in control, represents the value of accelerated vesting of the portion of their Closing Grants that would have otherwise vested within 12 months (in the case of Mr. Carrington), six months (in the case of Mr. Bush and Mr. Patel), or three months (in the case of Mr. Russo) following the date of termination, assuming employment had continued through such date and assuming the Closing Grants provided for annual vesting of 34% per year (in the case of Mr. Bush, Mr. Laureles, Mr. Patel, and Mr. Russo) or 15% per year (in the case of Mr. Carrington). With respect to a qualifying termination of such NEOs in connection with a change in control, represents the value of full accelerated vesting of their Closing Grants.

PAY VERSUS PERFORMANCE
The Company has prepared this disclosure in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act (“Item 402(v)”) and does not necessarily reflect value actually realized by our NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review “Compensation Discussion and Analysis” beginning on page 40.
Pay Versus Performance Table
The following table and related disclosure provide the information required for our NEOs for each of the fiscal years ended December 31, 2023, 2022 and 2021 along with the required financial information required for each fiscal year:

					Year-End Value of $100 Invested on 4/28/2021 in:
Year (1)	Summary Compensation Table Total for CEO $	Compensation Actually Paid to CEO $ (2)	Average Summary Compensation Table Total for Non-CEO NEOs $ (2)	Average Compensation Actually Paid to Non-CEO NEOs $ (2)(3)	STEM $	NASDAQ Clean Edge Green Energy Index $	Net Income (in millions) $	Adjusted EBITDA (in millions)(4) $
2023	3,884,232	(6,086,830)	3,154,648	380,032	14.58	63.35	(140.4)	(19.5)
2022	3,140,333	(13,241,250)	3,491,627	2,863,999	33.60	69.88	(124.1)	(46.0)
2021	40,565,992	40,826,778	4,178,677	6,916,368	71.29	100.67	(101.2)	(30.2)
_______________
(1)Due to the timing of the Merger, we are providing pay versus performance information for three years in accordance with the transitional rule for new registrants.
(2)Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2023		2022		2021
	John Carrington	Average Other NEOs (3)	John Carrington	Average Other NEOs (3)	John Carrington	Average Other NEOs (3)
Total Compensation from Summary Compensation Table	$3,884,232	$3,154,648	$3,140,333	$3,491,627	$40,565,992	$4,178,677

Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(2,806,182)	$(2,505,930)	$(1,978,777)	$(2,866,033)	$(39,470,612)	$(3,523,673)
Year-end fair value of unvested awards granted in the current year	$1,085,309	$503,300	$2,046,816	$3,246,464	$20,990,331	$1,990,669
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(7,137,398)	$(721,714)	$(14,647,716)	$(739,217)	$9,142,970	$2,006,457
Fair values at vest date for awards granted and vested in current year	$—	$—	$—	$—	$—	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(1,112,791)	$(50,272)	$(1,801,906)	$(268,842)	$9,598,097	$2,264,238
Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—	$—	$—	$—
Total Adjustments for Equity Awards	$(9,971,062)	$(2,774,616)	$(16,381,583)	$(627,628)	$260,786	$2,737,691

Compensation Actually Paid (as calculated)	$(6,086,830)	$380,032	$(13,241,250)	$2,863,999	$40,826,778	$6,916,368
_______________
*    All stock option and Performance Stock Unit (PSU) valuations included in “Compensation Actually Paid” values were performed using the Black-Scholes option pricing model and Monte Carlo simulation valuation method, respectively, in a manner consistent with the process used to determine stock option grant date fair values under ASC 718. All stock award valuations (other than for PSUs) included in “Compensation Actually Paid” values were performed using the closing price of the Company's common stock.
(3)The other NEOs in each covered year were as follows:
•2023: William Bush, Saul Laureles, Alan Russo, Prakesh Patel
•2022: William Bush, Saul Laureles, Kim Homenock, Robert Schaefer
•2021: William Bush, Larsh Johnson
(4)    See definition in Compensation Discussion & Analysis section; for a reconciliation of adjusted EBITDA to net loss on a GAAP basis, see Appendix A.
Relationship between CAP and Performance
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•Cumulative TSR
•Net Income
•Adjusted EBITDA

CAP vs. TSR*^

$50,000
$40,000
$30,000
$20,000
$10,000
$-
$(10,000)
$(20,000)
Compensation ($000s)
$120
$100
$80
$60
$40
$20
$-
$(20)
Total Shareholder Return on $100 Invested at Beginning of Period
2021
2022
2023
CEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
STEM value of $100 Invested 4/28/21
Nasdaq Clean Edge Green Energy Index value of $100 Invested 4/28/21

CAP vs. Net Income & Revenue*
Compensation ($000s)
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$(10,000)
$(20,000)
$500
$400
$300
$200
$100
$-
$(100)
$(200)
Net Income & Adjusted EBITDA ($ Mil.)
2021
2022
2023
CEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
Adjusted EBITDA ($Mil.)
Net Income ($Mil.)

_______________
*     2023 Average CAP to Other NEOs is too small to have a visible bar indicator in the chart
^    TSR Measurement period starts on 4/28/2021

The following table identifies the three financial performance measures that, in the Company’s assessment, represent the three most important measures used to link CAP for our NEOs to Company performance for 2023. The role of each of these performance measures on our NEOs’ compensation is discussed in the “Compensation Discussion and Analysis” section above.

Financial Performance Measures
Adjusted EBITDA
Contracted Annual Recurring Revenue
Our Stock Price

CEO PAY RATIO DISCLOSURE

Based on the methodology described below, our CEO’s 2023 total compensation of $3,884,232 was 24.2 times our median employee’s 2023 total compensation of $160,743.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified the median compensated employee using gross cash compensation reflected in our payroll records for all individuals who were employed by us on December 31, 2023, excluding our CEO. We annualized wages for any employee who did not work for the entire year, unless such employee was designated as temporary, seasonal or other non-permanent category in our records. We calculated the median compensated employee’s 2023 total compensation reported above using the same methodology as we calculate NEO compensation for purposes of the Summary Compensation Table.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2023 about our equity compensation plans, all of which have been approved by our stockholders (and does not take into account the potential effect of Proposal 2 to approve the Stem, Inc. 2024 Equity Incentive Plan). As of that date, we had outstanding awards under two equity compensation plans: our 2009 Equity Incentive Plan (the “2009 Plan”) and the 2021 Plan. Awards currently may be granted only under our 2021 Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	20,170,888	$6.99	8,071,846
Equity compensation plans not approved by security holders	—	—	—
_______________

(1)     Reflects all shares of common stock subject to outstanding options, RSUs, and PSUs granted under the 2009 Plan and the 2021 Plan.
(2)     The weighted average exercise price relates solely to outstanding stock options, since shares subject to the RSUs and PSUs have no exercise price.

DIRECTOR COMPENSATION
The Compensation Committee is responsible for periodically reviewing and approving the form and amount of compensation paid to our non-employee directors for their service on our Board and its committees. Directors who are employees of the Company do not receive compensation for serving on the Board.
In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including the responsibilities of directors generally, as well as committee chairs, and the form and amount of compensation paid to directors by peer companies.

Our Compensation Committee annually reviews our non-employee director compensation. In 2023, the Committee’s non-employee director pay review took into account multiple factors, including our director compensation philosophy, changes in market practices, the continued expansion of director and committee chair responsibilities, and consultations with, and competitive data collected by, the Committee’s independent compensation consultant, Pearl Meyer. The market data showed that our non-executive directors’ equity compensation and their annual total direct compensation were both positioned at the 35th percentile of peer companies. However, the Committee determined that, given current market conditions, it was not appropriate to approve any non-employee director pay increases at that time.
Cash Compensation.  The following table shows the cash retainer for service on the Board and various committees. Cash payments were made quarterly in arrears. Compensation for committee chair service is in lieu of compensation for committee membership, and not in addition to it.

Position	Cash Retainer ($)
Board Member	60,000
Additional Retainers
Chairman of the Board	45,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,000
Nominating Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	6,000
Nominating Committee Member	4,000
Equity Compensation. Upon election or re-election to our Board and in connection with each annual meeting of stockholders, non-employee directors receive an annual equity grant of time-based RSUs with a target grant date fair value of $140,000, subject to an overall per-director limit of $600,000 on the total cash fees paid and value of equity granted in a single year. In 2023, each non-employee director was awarded 23,489 RSUs, which will vest in full on June 7, 2024, the anniversary of our 2023 Annual Meeting of Stockholders.
The following table shows total compensation received by our non-employee directors for their service in 2023, calculated in accordance with SEC rules.
2023 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
David Buzby	110,000	140,000	250,000
Ira Birns (2)	12,088	78,356 (3)	90,444
Adam E. Daley	70,000	140,000	210,000
Michael C. Morgan	72,000	140,000	212,000
Anil Tammineedi	74,000	140,000	214,000
Lisa L. Troe (4)	40,000	140,000	180,000
Laura D’Andrea Tyson	70,000	140,000	210,000

Jane Woodward	70,000	140,000	210,000
Gerard Cunningham	—	—	—
_______________
(1)Amounts reported for all directors other than Mr. Birns reflect the aggregate grant date fair value of RSUs, calculated in accordance with applicable accounting standards and based on the closing price of our common stock on June 7, 2023 (the grant date of the RSUs) of $5.96. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the RSU vests. As of December 31, 2023, none of our non-employee directors held outstanding equity awards, other than those shown in the table above, except for Mr. Buzby who holds 23,717 stock options that were awarded before the Merger.
(2)Mr. Birns was appointed to the Board effective November 6, 2023. In connection with his appointment, he received pro-rated compensation, including a grant of 24,184 RSUs.
(3)Amounts reported reflect the aggregate grant date fair value of RSUs granted to Mr. Birns, calculated in accordance with applicable accounting standards and based on the closing price of our common stock on October 26, 2023 (the grant date of the RSUs) of $3.24.
(4)    Ms. Troe resigned from the Board effective June 30, 2023. As a result, the entirety of her unvested RSUs granted on June 7, 2023 were forfeited.
Non-employee directors who begin their Board, Board Chair, committee or committee chair service after the Annual Meeting of Stockholders receive a prorated amount of annual compensation. The Company also reimburses non-employee directors for reasonable travel and other business expenses incurred in the performance of their services for the Company, in accordance with our expense reimbursement policy as in effect from time to time.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership by Management and our Board
The following table and accompanying footnotes set forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2024 for (i) each director and director nominee, (ii) each of our NEOs, and (iii) all current directors and executive officers as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
The beneficial ownership percentages set forth in the table below are based on 161,526,782 shares of our common stock issued and outstanding as of March 31, 2024. The number of shares beneficially owned by each person or group as of March 31, 2024 includes shares of common stock that such person or group has the right to acquire within 60 days of March 31, 2024, including shares upon the exercise of options to purchase common stock or the vesting of RSUs. References to options in the footnotes to the table below include only options outstanding as of March 31, 2024 that are currently exercisable or that become exercisable within 60 days of March 31, 2024, and references to RSUs in the footnotes to the table below are only to RSUs outstanding as of March 31, 2024 and that vest within 60 days of March 31, 2024.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to the shares listed and the address of each individual is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address	Shares Beneficially Owned	Percentage of Total
Named Executive Officers and Directors
John Carrington (1)	3,847,093	2.33%
William Bush (2)	1,130,593	*
Saul Laureles (3)	279,104	*
Prakesh Patel (4)	1,052,914	*
Alan Russo (5)	342,652	*
David Buzby (6)	761,226	*
Ira Birns	-	*
Adam E. Daley (7)	296,298	*
Michael C. Morgan (8)	1,872,140	1.16%
Anil Tammineedi (9)	4,315,871	2.67%
Laura D’Andrea Tyson	26,022	*
Jane Woodward	26,022	*
Gerard Cunningham	-	*
All current directors and executive officers as a group (18 persons) (10)	17,107,639	10.17%
_______________
*Represents beneficial ownership of less than one percent.
(1)    Includes options to purchase 3,146,337 shares.
(2)    Includes options to purchase 716,341 shares
(3)    Includes options to purchase 127,292 shares.
(4)    Includes options to purchase 847,383 shares.
(5)    Includes options to purchase 105,600 shares.
(6)    Includes (a) options to purchase 23,717 shares held by Mr. Buzby, and (b) 641,209 shares of common stock held by the David S. Buzby Revocable Trust, of which Mr. Buzby serves as trustee and over which he holds sole voting and investment power.
(7)    Includes (a) 92,776 shares held by Daley Revocable Trust, of which Mr. Daley serves as co-trustee, and (b) 96,251 shares held by Daley Investment Trust, of which Mr. Daley serves as co-trustee. With respect to each trust, Mr. Daley shares voting and investment power with his spouse.
(8)    Includes (a) 37,500 shares of common stock held in a family trust (M GST) of which Mr. Morgan serves as investment adviser and over which he holds sole voting and investment power; (b) 37,500 shares of common stock held in a family trust (C GST) of which Mr. Morgan serves as investment adviser and over which he holds sole voting and investment power; (c) 547,705 shares of common stock held in a trust for which Mr. Morgan serves as co-trustee and over which he shares voting and investment power with his spouse; (d) 1,178,937 shares of common stock held by Portcullis Investments, LP; and (e) 50,000 shares of common stock held by Portcullis Partners, LP. Mr. Morgan is Manager of the General Partner of Portcullis Investments, LP and Portcullis Partners, LP, and he holds sole voting and investment power with respect to their shares.
(9)    Includes 4,289,849 shares of common stock held by Angeleno Investors III, L.P. Mr. Tammineedi is a Principal at Angeleno Group, an affiliate of Angeleno Investors III, L.P., and may be deemed to share voting and investment power with respect to all shares held by Angeleno Investors III, L.P.
(10)    Includes options to purchase 5,937,978 shares. Other than the 23,717 options held by Mr. Buzby, all of such 5,937,978 options are held by our executive officers.
Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 31, 2024, with respect to entities known by the Company to be the beneficial owners of more than 5% of our common stock, based solely on the information reported by such persons in their Schedule 13G filings with the SEC. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such entity by the 161,526,782 shares of common stock outstanding on March 31, 2024.

Name and Address	Shares Beneficially Owned	Percentage of Total
Entities affiliated with Schroder Investment Management Limited (1) 1 London Wall Place London, EC2Y 5AU United Kingdom	11,425,396	7.07%
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	11,415,865	7.07%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	11,123,924	6.89%
_______________
(1)Based solely on a Schedule 13G filed on February 13, 2024 by entities affiliated with Schroder Investment Management Limited. Such filing indicates that (i) Schroder Investment Management Limited has sole voting power with respect to 10,603,257 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 10,603,257 shares, and shared dispositive power with respect to 0 shares; (ii) Schroder Investment Management North America Limited has sole voting power with respect to 816,215 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 816,215 shares, and shared dispositive power with respect to 0 shares; and (iii) Schroders IS Limited has sole voting power with respect to 5,924 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,924 shares, and shared dispositive power with respect to 0 shares.
(2)Based solely on a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 11,066,857 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 11,415,865 shares, and shared dispositive power with respect to 0 shares.
(3)Based solely on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 93,037 shares, sole dispositive power with respect to 10,878,622 shares, and shared dispositive power with respect to 245,302 shares.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, among others, to file an initial report of ownership of Stem common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. The Company believes, based solely on a review of the forms filed with the SEC and on written representations from reporting persons, that with respect to the fiscal year ended December 31, 2023, all of its executive officers, directors and beneficial owners (if any) of more than 10% of its equity securities filed on a timely basis the reports required to be filed under Section 16(a) of the Exchange Act except that, due to administrative error, one Form 4 to report a single transaction was filed late for each of Rahul Shukla and Ira Birns.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions

The Board has a written policy governing the review, approval, and ratification of “related person transactions.” Under SEC rules, as applied by the Board, “related persons” include any director, executive officer, director nominee, or greater than 5% stockholder of Stem since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which Stem is a participant and any related person has a direct or indirect material interest, where the amount involved exceeds $120,000, unless excluded under Item 404(a) of SEC Regulation S-K.

The Nominating Committee, with assistance from the Company’s Chief Legal Officer and Secretary, is responsible for reviewing and, where appropriate, approving any related person transaction involving Stem and any related persons. The Nominating Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of Stem and its stockholders.

Since the beginning of 2023, there were no related person transactions under the relevant standards.
Related Party Transaction Policy and Review Process

Our related party transaction policy sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Nominating Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related party transaction, our management must present information regarding the related party transaction to our Nominating Committee for review, consideration, and approval or ratification. We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our directors, officers, and employees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Nominating Committee will take into account the relevant available facts and circumstances including, but not limited to: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the interest of the related person in the transaction.

OTHER MATTERS
Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at Corporate_Secretary@stem.com, with a confirmation copy sent by mail to the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of 6:00 p.m. Pacific Time on December 20, 2024 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the date on which the Company makes the first public announcement of the date of such annual meeting. Therefore, unless the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than January 29, 2025 and no later than the 6:00 p.m. Pacific Time on February 28, 2025.
Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which include the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice, and our Annual Report on Form 10-K for the year ended December 31, 2023, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (877) 374-7836, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

APPENDIX A
Adjusted EBITDA
This Proxy Statement includes a discussion of adjusted EBITDA, a non-GAAP financial measure . The expenses and other items that we exclude in our calculation of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude when calculating adjusted EBITDA.
We calculate adjusted EBITDA as net loss attributable to us before depreciation and amortization, including amortization of internally developed software, net interest expense, further adjusted to exclude stock-based compensation and other income and expense items, including the net gain on extinguishment of debt, revenue constraint, reduction in revenue, excess supplier costs and resulting liquidated damages, change in fair value of derivative liabilities, transaction and acquisition-related charges, litigation settlement, restructuring costs and income tax provision or benefit.
The following table provides a reconciliation of adjusted EBITDA to net loss:

	Years Ended December 31,
	2023	2022
	(in thousands)
Net loss	$(140,413)	$(124,054)
Adjusted to exclude the following:
Depreciation and amortization (1)	51,134	48,783
Interest expense, net	14,977	10,468
Gain on extinguishment of debt, net	(59,121)	—
Stock-based compensation	45,109	28,661
Revenue constraint (2)	10,200	—
Revenue reduction, net (3)	35,051	—
Excess supplier costs and resulting liquidated damages (4)	7,554	—
Change in fair value of derivative liability	7,731	—
Transaction costs in connection with business combination	—	6,068
Litigation settlement	—	(727)
Provision for (benefit from) income taxes	433	(15,161)
Other expenses (5)	7,889	—
Adjusted EBITDA	$(19,456)	$(45,962)
(1)    Depreciation and amortization includes depreciation and amortization expense, impairment loss of energy storage systems, and     impairment loss of project assets.
(2)    See the discussion of revenue constraint in the “Non-GAAP Gross Profit and Margin” section on p. 42 of our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)    See the discussion of reduction in revenue in the “Parent Company Guarantees” section on p. 41 of our Annual Report on Form 10-K for the year ended December 31, 2023.
(4)    See the discussion of excess supplier costs and resulting liquidated damages in the “Non-GAAP Gross Profit and Margin” section on p. 42 of our Annual Report on Form 10-K for the year ended December 31, 2023.
(5)    Adjusted EBITDA for the year ended December 31, 2023 reflects the exclusion of other expenses of $7.9 million. Other expenses are comprised of $5.6 million in accruals for sales taxes, $1.3 million for expenses related to restructuring costs, $0.5 million for impairments, and $0.5 million of other non-recurring expenses. Restructuring expenses consisted of employee severance and other exit costs.

ANNEX A

Proposed Amendment and Restatement of our Certificate of Incorporation to Provide for Officer Exculpation
ARTICLE IX LIABILITY OF DIRECTORS AND OFFICERS
Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

ANNEX B
STEM, INC.
2024 EQUITY INCENTIVE PLAN
Effective Date: May 29, 2024
1. GENERAL.

(a) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible award recipients may benefit from increases in the value of the Common Stock.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. This Plan provides for the grant of the following Awards, any of which may be subject to the achievement of Performance Goals: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; and (v) Restricted Stock Unit Awards. Following the Effective Date, no further equity compensation awards shall be granted pursuant to the Prior Plan.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer this Plan. The Board may delegate administration of this Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of this Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when or how a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of this Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in this Plan or in any Award Document, in a manner and to the extent it will deem necessary or expedient to make this Plan or Award fully effective.

(iii) To settle all controversies regarding this Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v) To suspend or terminate this Plan at any time, including to impose a “blackout” or other periods during which Awards may not be exercised or settled. Except as otherwise provided in this Plan or an Award Document, suspension or termination of this Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend this Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making this Plan or Awards granted under this Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. To the extent required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of this Plan that (A) materially increases the number of shares of Common Stock available for issuance under this Plan, (B) materially expands the class of individuals eligible to receive Awards under this Plan, (C) materially increases the benefits accruing to Participants under this Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under this Plan, (E) materially extends the term of this Plan, or (F) materially expands the types of Awards available for issuance under this Plan. Except as otherwise provided in this Plan (including subsection (viii) below) or an Award Document, no amendment of this Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to this Plan for stockholder approval, including, but not limited to, amendments to this Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of the Exchange Act or any successor rule, if applicable.

(viii) To approve forms of Award Documents for use under this Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in this Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan and/or Award Documents.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by persons eligible to receive Awards under this Plan who are not citizens of or who are not subject to taxation by or who are employed outside of the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States. Board approval will not be necessary for immaterial modifications to this Plan or any Award Document that are required for compliance with the laws of the relevant jurisdiction.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration of this Plan is delegated to a Committee, the Committee will have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of this Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer or employee pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following, to the maximum extent permitted by applicable law: (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms of such Stock Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the following: (1) the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer; (2) the time period during which such Stock Awards may be granted and the time period during which the shares of Common Stock issuable upon exercise of a Stock Award may be issued; (3) a minimum amount of consideration (if any) for which such Stock Awards may be issued and a minimum amount of consideration for the shares of Common Stock issuable upon the exercise of a Stock Award; and (4) that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on a form that is substantially the same as the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e) Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Stock Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except (i) with respect to an Award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business and (ii) with respect to an Award granted to a Non-Employee Director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders (provided that such next annual meeting is at least 50 weeks after the immediately preceding year’s annual meeting); provided, further, that (x) up to 5% of the aggregate number of shares of Common Stock authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Awards that are subject to vesting periods of less than one-year, and (y) the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, or a Change in Control, in the terms of the Award or otherwise.

(f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THIS PLAN.

(a) Share Reserve.

(i) As of the Effective Date and subject to adjustment as provided in Section 9(a), a total of 14,247,986 shares of Common Stock shall be authorized for issuance pursuant to Stock Awards granted under the Plan, less one share for every one share granted under the Company’s 2021 Equity Incentive Plan after April 15, 2024 and prior to the Effective Date of the Plan (the “Share Reserve”). The foregoing shall also be increased by any shares of Common Stock that would have been issuable pursuant to outstanding awards under the Prior Plan that, on or after the Effective Date, cease for any reason to be subject to any such awards under the Prior Plan (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock).

(ii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under this Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iii) Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under this Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancellation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under this Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to, reacquired at no cost by, or repurchased at cost by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, reacquired or repurchased will revert to and again become available for issuance under this Plan. The following shares of Common Stock shall not be recredited to the Share Reserve and may not again be used for new Stock Awards under this Plan: (x) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Award, (y) shares of Common Stock used to pay the exercise price or withholding taxes related to any outstanding Stock Award, or (z) shares of Common Stock reacquired by the Company with the amount received upon exercise of an Option.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 14,247,986 shares of Common Stock.

(d) Source of Shares. The stock issuable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

(e) Non-Employee Director Compensation Limit. The maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during such fiscal year in respect of such Non-Employee Director’s service as a member of the Board during such fiscal year, shall not exceed a total value of $600,000 (calculating the value of any Awards based on the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto)). Notwithstanding the foregoing, the Board may provide, in its discretion, for exceptions to this limit for a Non-Employee Director, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

(f) Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall remain subject to vesting requirement(s) to the same extent as the underlying Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or SARs.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b) Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option, which shall be denominated in U.S. dollars, may be paid, to the extent permitted by applicable law, either by cash, check, bank draft or money order payable to the Company or, as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below:

(i) pursuant to a program developed under Regulation T as promulgated by the United States Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(ii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock; provided, that, unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held during the period of time required to avoid a charge to earnings for financial accounting purposes or a violation of applicable law;

(iii) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(iv) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Document.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration, and in no event may an Option or SAR be transferred to a third-party financial institution for value.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2) or other applicable law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. Subject to Section 2(e), the total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 8(g), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in this Plan or the applicable Award Document, or other agreement between the Participant and the Company, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Subsidiary and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change in Control in which such Option or SAR is not assumed, continued, or substituted, or (iii) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

(m) No Repricing. Neither an Option nor SAR may be modified to reduce the exercise price thereof nor may (i) a new Option, SAR or other Award at a lower price be substituted or exchanged for a surrendered Option or SAR, (ii) any Option or SAR with an exercise price that exceeds the Fair Market Value of a share of Common Stock be exchanged for a new Option, SAR, cash or other consideration (other than in connection with a Change in Control), or (iii) any action be taken that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Common Stock is listed, if any (other than adjustments or substitutions in accordance with Section 9(a) relating to Capitalization Adjustments), unless such action is approved by the stockholders of the Company.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or a Subsidiary, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board (which may be based on the satisfaction of Performance Goals or other criteria).

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv) Transferability. Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v) Dividends. Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate (which may be based on the satisfaction of Performance Goals or other criteria).

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalents and/or additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

7. COVENANTS OF THE COMPANY.

(a) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act this Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(b) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in this Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including articles of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Subsidiaries is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the Board’s determination does not justify the Participant’s unvested Awards, and such reduction or change occurs after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds USD$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any national, state, local or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with applicable law.

(j) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company, this Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes this Plan and the Awards granted hereunder exempt from Section 409A of the Code, to the extent that Section 409A of the Code is applicable to an Award, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in this Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Participant is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(k) Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including, without limitation, the Stem Inc. Clawback Policy. Further, if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, then the Board may, in its sole discretion (considering any factors the Board deems appropriate, subject to the terms of the Company’s clawback policies, if applicable), require a Participant to disgorge or forfeit to the Company that portion of time- and/or performance-based Awards that were granted, earned or vested during the Company’s three completed fiscal years immediately preceding the date the Company is required to prepare the accounting restatement, that the Board determines was in excess of the amount that would have been granted, earned or vested during such period based on the restated results. In the case of time-based Awards, a recoupment may occur, in the Board’s sole discretion, if the Board concludes that the grant, earning and/or vesting of the Awards would not have been made, or would have been lower had they been based on the restated results, and it is possible to clearly compute the amount of such lesser award. The amount to be recouped shall be determined by the Board in its sole and absolute discretion, and the form of such recoupment may be made, in the Board’s sole and absolute discretion, through the forfeiture or cancellation of vested or unvested Awards, cash repayment or both (provided that any recoupment required under the Company’s clawback policies shall serve as the minimum amount subject to recoupment). Any decision by the Board that no recoupment shall occur because of difficulties of computation or otherwise shall not be reviewable (subject to the terms of the Company’s clawback policies). In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy or other recoupment provisions will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary.

(l) Exclusion of Certain Events. In determining the outcome of a performance goal or performance-based vesting award, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to this Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Subsidiary and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of this Plan, the Board will take one or more of the following actions with respect to each outstanding Award, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such consideration (in cash, property, securities or a combination thereof), if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Award, taking into account the value of the Common Stock subject to the canceled Award, the possibility that the Award might not otherwise vest in full, and such other factors as the Board deems relevant; and

(vi) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Change in Control of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise; provided, that the Board may cancel and terminate without payment or consideration any Option or SAR with an exercise price equal to or in excess of the value of the shares of Common Stock subject to such Option or SAR determined as of immediately prior to the Change in Control.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award. Any Awards subject to performance-based vesting treatment shall be calculated or deemed earned or vested based on the terms in the individual award agreements or as otherwise determined by the Committee.

In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding Award will be assumed or an equivalent Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Award or to substitute an equivalent Award, in which case the vesting of such Award will accelerate in its entirety (along with, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

(d) Acceleration of Awards upon a Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Document for such Award or as may be provided in any other written agreement between the Company or any Subsidiary and the Participant, but in the absence of such provision, no such acceleration will occur.

10. TERMINATION OR SUSPENSION OF THIS PLAN.

The Board or the Compensation Committee may suspend or terminate this Plan at any time. This Plan will terminate automatically on the tenth (10th) anniversary of the Effective Date; provided, however, that no Incentive Stock Option may be granted more than 10 years after the later of (i) the Adoption Date and (ii) the adoption by the Board of any amendment to this Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

11. EFFECTIVE DATE OF PLAN.

This Plan was approved by the Board on the Adoption Date, and will become effective on the Effective Date, and no Award may be granted under this Plan prior to the Effective Date. This Plan shall continue in effect for a term of ten (10) years after the date on which the stockholders of the Company approve this Plan, unless sooner terminated by action of the Board or the Compensation Committee.

12. CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS.

As used in this Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 19, 2024, the date this Plan was originally adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award.

(d) “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Subsidiary defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s failure substantially to perform his or her duties and responsibilities to the Company or any Subsidiary or violation of a policy of the Company or any Subsidiary, including policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (ii) Participant’s commission of, or plea of guilty or no contest to, any felony or act of fraud, embezzlement, dishonesty or any other act involving a breach of fiduciary duty with respect to the Company or any Subsidiary, or any other misconduct that has caused or is reasonably expected to result in injury to the Company or any Subsidiary; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Subsidiary; or (iv) Participant’s breach of any of his or her obligations under any written agreement or covenant with the Company or any Subsidiary, including, without limitation, a breach of any employment, consulting, confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h) “Change in Control,” unless otherwise defined in an award agreement, means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction that would not constitute a Change in Control under clause (ii) below. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing 50% or more of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) 50% or more of the combined outstanding voting power of the ultimate parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) during any period of 24 months, individuals who, at the beginning of such period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member subsequent to the Effective Date was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Subsidiary and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Compensation Committee” means the Compensation Committee of the Board.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Stem, Inc., a Delaware corporation.

(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or a Subsidiary to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of a Subsidiary and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of this Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o) “Continuous Service” means that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or a Subsidiary, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as a Subsidiary. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, a Subsidiary, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by applicable law.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the date this Plan is approved by the Company’s stockholders.

(s) “Employee” means any person providing services as an employee of the Company or a Subsidiary. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of this Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of this Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or a Subsidiary, does not receive compensation, either directly or indirectly, from the Company or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of this Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to this Plan.

(cc) “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of this Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff) “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg) “Performance Goals” means, for a Performance Period, the one or more performance goals established by the Board, the Committee, or an authorized Officer, as the case may be. The Board, the Committee, or an authorized Officer, as the case may be, retains the discretion to define the manner of calculating the performance criteria it selects to use in respect of the Performance Goals established for a Performance Period.

(hh) “Performance Period” means the period of time selected by the Board or the Committee over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or the Committee.

(ii) “Plan” means this 2024 Equity Incentive Plan of Stem, Inc., as amended and restated from time to time.

(jj) “Prior Plan” means the Stem, Inc. 2021 Equity Incentive Plan and the Stem, Inc. 2009 Equity Incentive Plan.

(kk) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ll) “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of this Plan.

(mm) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(nn) “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of this Plan.

(oo) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(pp) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(qq) “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of this Plan.

(rr) “Stock Award” means any right to receive Common Stock granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, or a Stock Appreciation Right.

(ss) “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of this Plan.

(tt) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(uu) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

stem

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

Stem, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 5, 2024

Wednesday, May 29, 2024 10:00 AM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/STEM for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Pacific Time, May 29, 2024.

Internet:
www.proxypush.com/STEM
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-892-1550
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/STEM

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Kim Homenock, Saul Laureles, Amy Lund and Chen Zhang (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Stem, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved stem

Stem, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the three Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.				
		FOR	WITHHOLD		
	1.01 David Buzby	☐	☐		FOR
	1.02 John Carrington	☐	☐		FOR
	1.03 Michael C. Morgan	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve the Stem, Inc. 2024 Equity Incentive Plan.	☐	☐	☐	FOR
3.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	FOR
4.	To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐	FOR
5.	To approve an amendment and restatement of our Certificate of Incorporation to provide for officer exculpation.	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date